Exhibit 3.1

Underwriting Agreement

March 18, 2022

Osisko Gold Royalties Ltd
1100 avenue des Canadiens-de-Montréal

Suite 300, Montreal, Québec

H3B 2S2

Attention:	Sandeep Singh, President and Chief Executive Officer

Eight Capital and RBC Dominion Securities Inc., as joint lead underwriters (the “Lead Underwriters”), and BMO Nesbitt Burns Inc., National Bank Financial Inc., Canaccord Genuity Corp., CIBC World Markets Inc., Scotia Capital Inc., Credit Suisse Securities (Canada), Inc., iA Private Wealth Inc., TD Securities Inc., Desjardins Securities Inc., Cormark Securities Inc., Haywood Securities Inc., Paradigm Capital Inc., Raymond James Ltd., Stifel Nicolaus Canada Inc. and PI Financial Corp. (together with the Lead Underwriters, the “Underwriters”) understand that Osisko Gold Royalties Ltd (“the Company”) proposes to issue and sell an aggregate of 18,600,000 Common Shares (as hereinafter defined) (the “Firm Shares”) of Company to the Underwriters. Upon and subject to the terms and conditions set forth below, the Underwriters hereby severally, but not jointly, agree to purchase from the Company, in the respective percentages provided for in Article XIII hereof, and by its acceptance hereof, the Company agrees to sell to the Underwriters, at the Closing Time (as hereinafter defined), all but not less than all of the Firm Shares at a price of US$13.45 per Firm Share (the “Offering Price”), being an aggregate purchase price of US$250,170,000.

Upon and subject to the terms and conditions contained herein, the Company hereby grants to the Underwriters an option (the “Over-Allotment Option”) to purchase up to an additional 2,790,000 Common Shares (the “Option Shares”) at a price of US$13.45 per Option Share to cover over-allotments, if any, made in connection with the sale of the Firm Shares. The Over-Allotment Option may be exercised in whole or in part at any time prior to 5:00 p.m., Toronto time, on the 30th day after the Closing Date (as hereinafter defined) by written notice from the Lead Underwriters on the Underwriters’ behalf to the Company, setting forth the aggregate number of Option Shares to be purchased. If the Over-Allotment Option is exercised, the number of Option Shares specified in the notice shall be purchased by the Underwriters, severally, but not jointly, in the same proportion as their respective obligations to purchase the Firm Shares as set forth in Article XIII hereof.

In consideration of the Underwriters’ agreement to purchase the Firm Shares and to offer them to the public, which agreement will result from the acceptance of this offer by the Company, and in consideration of the services rendered and to be rendered by the Underwriters in connection herewith, the Company agrees to pay to the Underwriters at the Closing Time a fee (the “Underwriting Fee”) equal to 4.0% of the aggregate purchase price for the Firm Shares and the Option Shares purchased by the Underwriters, being an aggregate fee with respect to the Firm Shares of US$10,006,800.

The agreement resulting from the acceptance of this underwriting agreement by the Company (herein referred to as “this Agreement”) shall be subject to the following additional terms and conditions:

Article I

Definitions

Section 1.1            In this Agreement:

“Applicable Laws” means, in relation to any person or persons, all regulations, statutory rules, orders, by-laws, codes, ordinances, decrees, the terms and conditions of any grant of approval, permission, authority or licence, or any judgment, order, decision, ruling, award, policy or guideline, of any Governmental Authority that are applicable to such person or persons or its or their business, undertaking, property or securities and emanate from a Governmental Authority, having jurisdiction over the person or persons or its or their business, undertaking, property or securities;

“Canadian Amended Preliminary Prospectus” means the English and French language versions (unless the context otherwise requires) of the amended and restated preliminary short form prospectus of the Company to be dated March 18, 2022 relating to the distribution of the Offered Shares and, unless the context otherwise requires, includes all documents incorporated therein by reference;

“Canadian Final Prospectus” means the English and French language versions (unless the context otherwise requires) of the final short form prospectus of the Company relating to the distribution of the Offered Shares and, unless the context otherwise requires, includes all documents incorporated therein by reference;

“Canadian Preliminary Prospectus” means the English and French language versions (unless the context otherwise requires) of the preliminary short form prospectus of the Company dated March 17, 2022 relating to the distribution of the Offered Shares and, unless the context otherwise requires, includes all documents incorporated therein by reference;

“Canadian Prospectuses” means, collectively, the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus and any Prospectus Amendment to any of the foregoing;

“Canadian Securities Laws” means the securities acts or similar statutes of each of the Provinces and all regulations, rules, policy statements, notices and blanket orders or rulings thereunder;

“Closing Date” means March 31, 2022 or such other date as the Lead Underwriters and the Company may agree upon in writing, but in any event not later than April 7, 2022;

“Closing Time” means 8:00 a.m. (Toronto time) on the Closing Date (or, if the context so requires, on the Option Closing Date) or such other time on the Closing Date (or, if the context so requires, on the Option Closing Date) as the Lead Underwriters and the Company may agree upon;

“Common Shares” means the common shares in the capital of the Company;

“Company” has the meaning specified in the first paragraph of this Agreement;

“Company Royalties” or “Company Royalty” means, either individually or collectively as the context so requires, the royalties, streaming and offtake interests described in Schedule 1 hereto, as applicable;

“Contract” means all material agreements, contracts or commitments of any nature, written or oral, including, for greater certainty and without limitation, leases, loan documents and security documents;

“Credit Agreement” means the second amended and restated Credit Agreement by and among National Bank of Canada, National Bank Financial Inc. as sole arranger and bookrunner, Bank of Montreal, as syndication agent, and Bank of Nova Scotia and Royal Bank of Canada, as co-documentation agents, the Company, as borrower, and lenders named therein, dated July 30, 2021, and as may be further amended from time to time;

“Credit Facility” means the credit facilities provided by a syndicate of lenders to the Company pursuant to the Credit Agreement;

“Disclosure Package” means the U.S. Final Prospectus and any Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package;

“distribution” has the meaning attributed thereto under applicable Canadian Securities Laws;

“EDGAR” means the Electronic Data Gathering, Analysis and Retrieval system;

“Effective Date” means the date and time that the Registration Statement becomes effective;

“Encumbrance” means any charge, mortgage, lien, hypothec, pledge, claim, restriction, security interest or other encumbrance whether created or arising by agreement, statute or otherwise pursuant to any applicable law, attaching to property, interests or rights and whether or not they constitute specific or floating charges as those terms are understood under the laws of the Province of Québec;

“Execution Time” means the date and time that this Agreement is executed and delivered by the parties hereto;

“Final Prospectuses” means, collectively, the Canadian Final Prospectus and the U.S. Final Prospectus;

“Financial Information” means the audited consolidated financial statements of the Company as at and for the years ended December 31, 2021 and December 31, 2020, including the auditors’ report, schedules and notes in respect thereof;

“Firm Shares” has the meaning specified in the first paragraph of this Agreement;

“Form F-10” means Form F-10 under the U.S. Securities Act;

“Form F-X” has the meaning specified in Section 2.1(e);

“Free Writing Prospectus” means a free writing prospectus, as defined in Rule 405 under the U.S. Securities Act;

“Governmental Authority” means and includes, without limitation, any national, federal government, province, state, territory, municipality or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing, and any governmental department, commission, board, bureau, agency or instrumentality, including the Securities Commissions, the SEC, the TSX and the NYSE;

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board;

“Indemnified Party” has the meaning specified in Section 11.2;

“Initial Sale Time” means the time that the Registration Statement becomes effective, unless the Lead Underwriters shall designate in writing to the Company another time as the initial sale time, in which case such designated time shall be the Initial Sale Time;

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the U.S. Securities Act, of the Company;

“Lead Underwriters” has the meaning specified in the first paragraph of this Agreement;

“limited-use version” has the meaning given to that term in NI 41-101;

“marketing materials” has the meaning given to that term in NI 41-101;

“material” or “materially”, when used in relation to the Company, means material in relation to the Company and its Subsidiaries taken as a whole;

“Material Adverse Effect” has the meaning specified in Section 7.1(c);

“material change”, “material fact” and “misrepresentation” have the meanings attributed thereto under applicable Canadian Securities Laws;

“Material Royalty Interest” has the meaning specified in Section 7.1(aa);

“Material Subsidiary” means Osisko Development Corp. and Osisko Bermuda Limited;

“NI 41-101” means National Instrument 41-101 – General Prospectus Requirements adopted by the Securities Commissions;

“NI 43-101” means National Instrument 43-101 – Standards of Disclosure for Mineral Projects adopted by the Securities Commissions;

“NI 44-101” means National Instrument 44-101 — Short Form Prospectus Distributions adopted by the Securities Commissions in respect of short form prospectus distributions;

“NP 11-202” means National Policy 11-202 — Process for Prospectus Reviews in Multiple Jurisdictions adopted by the Securities Commissions;

“NYSE” means the New York Stock Exchange;

“Offered Shares” means the Firm Shares and the Option Shares, collectively;

“Offering” means the offering of Common Shares contemplated herein;

“Offering Documents” means the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus, the Registration Statement, the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus, the U.S. Final Prospectus, any Issuer Free Writing Prospectus and any Prospectus Amendment;

“Offering Price” has the meaning specified in the first paragraph of this Agreement;

“Operator” means, to the extent applicable, the owner/operator of a property which is subject to a Company Royalty;

“Option Closing Date” has the meaning specified in Section 8.2;

“Option Shares” has the meaning specified in the second paragraph of this Agreement;

“Over-Allotment Option” has the meaning specified in the second paragraph of this Agreement;

“Passport Receipt” means the receipt issued by the Principal Regulator, which is deemed to also be a receipt of the other Securities Commissions pursuant to the Passport System, for the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus and any Prospectus Amendment, as the case may be;

“Passport System” means the system and procedures for prospectus filing and review under Multilateral Instrument 11-102 — Passport System adopted by the Securities Commissions (other than Ontario) and NP 11-202;

“Preliminary Prospectuses” means, collectively, the Canadian Preliminary Prospectus and the U.S. Preliminary Prospectus;

“Principal Regulator” means the Authorité des marchés financiers;

“Prospectus Amendment” means any amendment to the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus, the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus or the U.S. Final Prospectus, other than the Canadian Amended Preliminary Prospectus and the U.S. Amended Preliminary Prospectus and other than solely by incorporation by reference of Subsequent Disclosure Documents;

“Provinces” means all of the provinces of Canada;

“Public Record” means all information filed by or on behalf of the Company with the Securities Commissions, including without limitation, all documents incorporated by reference in the Canadian Prospectuses and any other information filed with the Securities Commissions in compliance or intended compliance with any Canadian Securities Laws;

“Purchased Shares” means the Firm Shares and, if the Over-Allotment Option is exercised, also means the Option Shares the Underwriters elect to purchase pursuant to the exercise of the Over Allotment Option;

“Registration Statement” means the registration statement on Form F-10 (File No. 333-263656) covering the registration of the Offered Shares under the U.S. Securities Act and the rules and regulations of the SEC thereunder, including the exhibits thereto and the documents incorporated by reference therein, as amended at the date on which such registration statement becomes effective;

“SEC” means the United States Securities and Exchange Commission;

“Securities Commissions” means, collectively, the securities commissions or similar securities regulatory authorities in the Provinces;

“Securities Laws” means, collectively, the Canadian Securities Laws and the U.S. Securities Laws;

“SEDAR” means the System for Electronic Document Analysis and Retrieval;

“Selling Firms” has the meaning specified in Section 5.1(a);

“Subsequent Disclosure Documents” means any financial statements, management’s discussion and analysis, information circulars, annual information forms, material change reports (other than confidential material change reports), business acquisition reports or other documents issued by the Company after the Execution Time which are, or are deemed to be, incorporated by reference into the Final Prospectuses or any Prospectus Amendment;

“Subsidiary” means a “subsidiary” as defined in the Securities Act (Québec) or, with respect to an entity other than a corporation, means an entity in which the Company directly or indirectly owns not less than 50% of the voting, capital or income interests;

“TSX” means the Toronto Stock Exchange;

“Underwriters” has the meaning specified in the first paragraph of this Agreement;

“Underwriters Information” means the information and statements relating to the Underwriters contained, and provided by the Lead Underwriters in writing to the Company for inclusion, in any Offering Document and any amendment thereto, provided that it is agreed that such information is limited to the information with respect to the Underwriters contained in the Preliminary Prospectuses and the Final Prospectuses in the paragraphs under the heading “Plan of Distribution” related to market-making, stabilizing and short-selling transactions;

“Underwriting Fee” has the meaning specified in the third paragraph of this Agreement;

“U.S. Amended Preliminary Prospectus” means the Canadian Amended Preliminary Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, to be included in the Registration Statement;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“U.S. Final Prospectus” means the Canadian Final Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, to be included in the Registration Statement;

“U.S. Preliminary Prospectus” means the Canadian Preliminary Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC included in the registration statement filed pursuant to Section 2.1(d);

“U.S. Prospectuses” means, collectively, the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus, the U.S. Final Prospectus and any Prospectus Amendment to any of the foregoing;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended; and

“U.S. Securities Laws” means all of the applicable federal and state securities laws and regulations of the United States, including without limitation the U.S. Securities Act, the U.S. Exchange Act and the respective rules and regulations of the SEC thereunder.

Any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus, the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus or the U.S. Final Prospectus shall be deemed to refer to and include the filing of any document under the Securities Laws or the U.S. Exchange Act after the Effective Date of the Registration Statement or the issue date of the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus, the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus or the U.S. Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

Article II

Filing of Prospectuses

Section 2.1            The Company represents, warrants and covenants to and with the Underwriters and acknowledges that the Underwriters are relying thereon in connection with the purchase of the Purchased Shares, that:

(a)               the Company is eligible in accordance with the provisions of NI 44-101 to file a short form prospectus in each of the Provinces and that the Authorité des marchés financiers is the principal regulator for the Company under the Passport System for purposes of the filing of the Canadian Prospectuses;

(b)               the Company meets the general eligibility requirements for use of Form F-10;

(c)               the Company has filed, as required by Canadian Securities Laws, the Canadian Preliminary Prospectus with each of the Securities Commissions and obtained a Passport Receipt therefor, a copy of which has been provided to the Underwriters;

(d)               the Company has filed with the SEC a registration statement on Form F-10 (File No. 333-263656) covering the registration of the Offered Shares under the U.S. Securities Act and the rules and regulations of the SEC thereunder, including the U.S. Preliminary Prospectus;

(e)               the Company has filed with the SEC an Appointment of Agent for Service of Process and Undertaking for the Company on Form F-X in conjunction with the initial filing of the registration statement on Form F-10 referred to in Section 2.1(d) (the “Form F-X”);

(f)                the Company shall, under Canadian Securities Laws,

(i)                 as soon as possible after the execution of this Agreement and in any event by 12:00 p.m. (Toronto time) on the date hereof and on a basis acceptable to the Underwriters, prepare and file the Canadian Amended Preliminary Prospectus under and as required by Canadian Securities Laws with each of the Securities Commissions; and

(ii)              as soon as possible thereafter and in any event by 5:00 p.m. (Toronto time) on the date hereof, obtain and deliver to the Underwriters a Passport Receipt, dated the date of filing, issued by the Principal Regulator evidencing that a receipt for the Canadian Amended Preliminary Prospectus has been issued by the Securities Commissions in each of the Provinces;

(g)               the Company shall, as soon as possible after the execution of this Agreement and in any event no later than noon (Toronto time) on the business day following the date hereof and on a basis acceptable to the Underwriters, prepare and file with the SEC pursuant to the multijurisdictional disclosure system an amendment to the registration statement on Form F-10 referred to in Section 2.1(d), including the U.S. Amended Preliminary Prospectus;

(h)               the Company shall, under Canadian Securities Laws, use its best efforts

(i)                 as soon as possible after any comments of the Securities Commissions in respect of the Canadian Amended Preliminary Prospectus have been satisfied, in any event by 12:00 p.m. (Toronto time) on March 25, 2022 (or such later date and time as may be agreed between the Company and the Lead Underwriters) and on a basis acceptable to the Underwriters, to prepare and file the Canadian Final Prospectus under and as required by Canadian Securities Laws with each of the Securities Commissions; and

(ii)              as soon as possible and in any event by 5:00 p.m. (Toronto time) on March 25, 2022 (or such later date and time as may be agreed between the Company and the Lead Underwriters) to obtain and deliver to the Underwriters a Passport Receipt, dated the date of filing, issued by the Principal Regulator evidencing that a receipt for the Canadian Final Prospectus has been issued by the Securities Commissions in each Province;

(i)                 the Company shall, use its best efforts, immediately after the filing of the Canadian Final Prospectus but no later than 12:00 p.m. (Toronto time) on March 25, 2022 (or such later date and time as may be agreed between the Company and the Lead Underwriters) and on a basis acceptable to the Underwriters, to prepare and file with the SEC pursuant to the multijurisdictional disclosure system, a further amendment to the registration statement referred to in Section 2.1(d), including the U.S. Final Prospectus, which shall become effective upon filing pursuant to Rule 467(a) under the U.S. Securities Act; and

(j)                 on the date of and upon filing of the Canadian Final Prospectus there will be no documents required to be filed under Canadian Securities Laws in connection with the distribution of the Offered Shares that will not have been filed as required.

Section 2.2            The Company agrees to allow the Underwriters, prior to the filing of the Offering Documents, to participate fully in the preparation of, and approve the form and content of, the Offering Documents and such other documents as may be required under the Securities Laws to qualify the distribution of the Offered Shares in the Provinces and in the United States, and to allow the Underwriters to conduct all due diligence which the Underwriters may reasonably require in order to:

(a)               confirm the Public Record is accurate and current in all material respects;

(b)               with respect to the Underwriters, fulfill the Underwriters’ obligations as underwriters; and

(c)               enable the Underwriters to responsibly execute the certificates in the Canadian Prospectuses required to be executed by the Underwriters.

Section 2.3            After the date of the Final Prospectuses and until the conclusion of the distribution of the Offered Shares, the Company shall take or cause to be taken all steps as may be from time to time necessary to maintain the qualification of, or if the qualification shall cease for any reason to requalify, the distribution of the Offered Shares in each of the Provinces and in the United States; provided, however, that with respect to state securities law qualifications in the United States, the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subjected.

Article III

Delivery of the Prospectuses and Related Documents

Section 3.1            The Company shall deliver or cause to be delivered to the Underwriters and the Underwriters’ counsel the documents set out below at the respective times indicated:

(a)               prior to or contemporaneously with the filing with the Securities Commissions of each of the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus, copies of the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus, each in the English and French languages, signed as required by Canadian Securities Laws;

(b)               prior to or contemporaneously with the filing thereof with the SEC copies of the Registration Statement, including the prospectus contained therein, and each amendment thereto, as filed with the SEC and copies of all exhibits and documents filed therewith which have not previously been delivered to the Underwriters;

(c)               as soon as available, copies of the English and French language versions, as applicable, of any Prospectus Amendment required to be filed under any Canadian Securities Laws, signed as required by Canadian Securities Laws, and any amendment to the Registration Statement;

(d)               as soon as they are available, copies of any documents incorporated by reference in or exhibits to the Canadian Prospectuses, the U.S. Prospectuses, the Registration Statement or any amendment to any of them which have not been previously available on EDGAR or SEDAR or previously delivered to the Underwriters;

(e)               at the time of filing of the French language version of each of the Canadian Preliminary Prospectus, Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus or any Prospectus Amendment to the Underwriters pursuant to this section 3.1:

(i) an opinion of the Company’s Québec counsel, dated the date of each of the Canadian Preliminary Prospectus, Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus or the Prospectus Amendment, as the case may be, to the effect that, except for any financial statements and financial information which are the subject of the opinion of the Company’s auditor referred to below (collectively, the “Translated Financial Information”), each of the Canadian Preliminary Prospectus, Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus and such Prospectus Amendment, as the case may be, in the French language, together with any document or information in the French language incorporated by reference therein, including any marketing materials, is in all material respects a complete and accurate translation of the English language versions thereof, and

(ii) an opinion of the Company’s auditor, at the same time or times and substantially to the same effect, in respect of the Translated Financial Information; and

(f)                at the time of filing with the Securities Commissions of the Canadian Final Prospectus or any Prospectus Amendment, as the case may be, a comfort letter from the Company’s auditors addressed to the Underwriters and dated the date of the Canadian Final Prospectus or the Prospectus Amendment, as the case may be, in form and substance satisfactory to the Underwriters, acting reasonably, relating to the verification of certain of the financial information and statistical and accounting data relating to the Company and its Subsidiaries contained in any such document, the Registration Statement and the Disclosure Package or documents incorporated by reference therein, which comfort letter shall be based on a review having a cut-off date not more than two business days prior to the date of such letter. Such letter shall also state, in each case, that such auditors are independent public accountants within the meaning of Canadian Securities Laws and the U.S. Securities Act and the rules and regulations thereunder.

Section 3.2            The delivery to the Underwriters of the filed Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus shall constitute a representation and warranty to the Underwriters by the Company that:

(a)               the information and statements contained in the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus, as the case may be (except the Underwriters Information), constitutes full, true and plain disclosure of all material facts relating to the Company and the Offered Shares; and

(b)               the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus or the Canadian Final Prospectus (excluding the Underwriters Information), as the case may be, does not contain a misrepresentation within the meaning of Canadian Securities Laws.

Such delivery shall also constitute the consent of the Company to the use of the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus by the Underwriters in connection with the distribution of the Offered Shares in the Provinces and elsewhere outside the United States; provided such use outside the United States is permitted pursuant to Section 5.1(b).

Section 3.3            The Company hereby represents, warrants and covenants to the Underwriters as follows:

(a)               the documents incorporated by reference in the Canadian Prospectuses, the Registration Statement and the U.S. Prospectuses, when they were filed with the Securities Commissions or the SEC, as applicable, conformed in all material respects to the requirements of Canadian Securities Laws or the U.S. Exchange Act and the rules thereunder, as applicable; and any further documents incorporated by reference in the Canadian Prospectuses, the Registration Statement and the U.S. Prospectuses, when such documents are filed with the Securities Commissions or the SEC, as applicable, will conform in all material respects to the requirements of Canadian Securities Laws or the U.S. Exchange Act and the rules thereunder, as applicable;

(b)               on the Effective Date, the Registration Statement will, and on the date it is first filed and at the Closing Time, the U.S. Final Prospectus will conform in all material respects with the U.S. Securities Act and the rules and regulations of the SEC under the U.S. Securities Act; on the date first filed the Canadian Preliminary Prospectus conformed, and on the date first filed the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus and any Prospectus Amendment will, and at the Closing Time the Canadian Final Prospectus, as amended will, conform in all material respects with the applicable requirements of Canadian Securities Laws; each of the Registration Statement as of the Effective Date and the U.S. Final Prospectus as of its filing date and as of the Closing Time, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriters Information;

(c)               as of the date of this Agreement, as of the Initial Sale Time and as of the Closing Time, the Disclosure Package does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements in or omissions from the Disclosure Package made in reliance upon and in conformity with the Underwriters Information;

(d)               at the earliest time after the filing of the U.S. Preliminary Prospectus that the Company or another offering participant makes a bona fide offer (within the meaning of Rule 164(h)(2) of the U.S. Securities Act) of the Offered Shares, the Company will not be an “ineligible issuer” (as defined in Rule 405 of the U.S. Securities Act), without taking account of any determination by the SEC pursuant to Rule 405 of the U.S. Securities Act that it is not necessary that the Company be considered an ineligible issuer; provided that the Lead Underwriters have notified the Company of the earliest time that an offering participant made a bona fide offer of the Offered Shares;

(e)               no stop order suspending the effectiveness of the Registration Statement has been issued under the U.S. Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the SEC and any request on the part of the SEC for additional information has been complied with; and

(f)                each Issuer Free Writing Prospectus will not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference that has not been superseded or modified; if there occurs an event or development as a result of which the U.S. Prospectuses or the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or as a result of which any Issuer Free Writing Prospectus would include any information that conflicts with the information contained in the Registration Statement, the Company will notify promptly the Lead Underwriters so that any use of the U.S. Prospectuses and the Disclosure Package may cease until it is amended or supplemented.

Article IV

Commercial Copies of Prospectuses

Section 4.1            The Company shall deliver to the Underwriters, as soon as practicable and in any event no later than noon (local time) on the second business day following the date hereof, at offices designated by the Underwriters, such number of commercial copies of the Canadian Amended Preliminary Prospectus and the U.S. Amended Preliminary Prospectus as the Underwriters may reasonably request by instructions to the printer thereof given no later than 8:00 p.m. (Toronto time) on the date hereof. The Company shall, as soon as possible following a request by the Underwriters, cause to be delivered to the Underwriters such additional commercial copies of the Canadian Amended Preliminary Prospectus and the U.S. Amended Preliminary Prospectus in such numbers and at such offices in such cities as the Underwriters may reasonably request from time to time.

Section 4.2            The Company shall deliver to the Underwriters, as soon as practicable and in any event no later than noon (local time) on the business day following the date of the filing of the Canadian Final Prospectus with the Securities Commissions, at offices designated by the Underwriters, such number of commercial copies of the Canadian Final Prospectus and the U.S. Final Prospectus as the Underwriters may reasonably request by instructions to the printer thereof given no later than the day prior to the time when the Company plans to authorize the printing of the commercial copies of the Canadian Final Prospectus and the U.S. Final Prospectus. The Company shall, as soon as possible following a request by the Underwriters, cause to be delivered to the Underwriters such additional commercial copies of the Canadian Final Prospectus and the U.S. Final Prospectus in such numbers and at such offices in such cities as the Underwriters may reasonably request from time to time.

Section 4.3            The Company shall from time to time deliver to the Underwriters, as soon as practicable at the offices in such cities designated by the Underwriters pursuant to Sections 4.1 or 4.2, the number of copies of any documents incorporated, or containing information incorporated by reference in the Canadian Prospectuses or the U.S. Prospectuses and of any Subsequent Disclosure Documents which the Underwriters may from time to time reasonably request.

Article V

Distribution of Common Shares

Section 5.1            Each of the Underwriters covenants and agrees with the Company:

(a)               to offer the Offered Shares for sale to the public in Canada and the United States, directly and through other investment dealers and brokers (the Underwriters, together with such other investment dealers and brokers, referred to herein as the “Selling Firms”), only in compliance with all applicable Securities Laws, upon the terms and conditions set forth in the Canadian Final Prospectus or the U.S. Final Prospectus, as applicable, any Prospectus Amendment and this Agreement;

(b)               to offer the Offered Shares for sale to the public outside of Canada and the United States, directly and through other Selling Firms, only in compliance with all applicable laws and regulations, provided such offers do not require the Company to comply with the registration, prospectus, continuous disclosure filing or other similar requirements under the laws of such jurisdictions, in each jurisdiction into and from which they may offer or sell the Offered Shares, upon the terms and conditions set forth in the Canadian Final Prospectus or the U.S. Final Prospectus, as applicable, any Prospectus Amendment and this Agreement;

(c)               During the distribution of the Offered Shares:

(i)                 the Company shall prepare, in consultation with the Lead Underwriters, any marketing materials (including any template version thereof) to be provided to potential investors of Offered Shares, and approve in writing any such marketing materials (including any template version thereof), as may reasonably be requested by the Underwriters no less than two (2) Business Days prior to its intended use, such marketing materials to comply with Canadian Securities Laws and to be acceptable in form and substance to the Underwriters and their counsel, acting reasonably;

(ii)              the Lead Underwriters shall, on behalf of the Underwriters, approve in writing any such marketing materials, as contemplated by and prepared in compliance with Canadian Securities Laws, prior to any marketing materials being provided to potential investors of Offered Shares and/or filed with the Securities Commissions; and

(iii)            the Company shall: (i) (A) file any such marketing materials (or any template version thereof) with the Securities Commissions as soon as reasonably practicable after such marketing materials are so approved in writing by the Company and the Lead Underwriters, on behalf of the Underwriters, and in any event on or before the day the marketing materials are first provided to any potential investor in the Offered Shares; and (B) file any such marketing materials with the SEC pursuant to Rule 433 under the U.S. Securities Act on or before the day such marketing materials are first provided to any potential investor in the Offered Shares, unless an exemption is available from such filing requirement and the conditions to the availability of such exemption are satisfied; and (ii) remove or redact any comparables from any template version so filed, in compliance with NI 44-101, prior to filing such template version with the Securities Commissions (but, for the avoidance of doubt, such comparables shall not be removed from the version filed with the SEC pursuant to Rule 433 under the U.S. Securities Act); provided that a complete template version containing such comparables and any disclosure relating to the comparables, if any, shall be delivered to the Securities Commissions in compliance with NI 44-101 by the Company, and a copy thereof provided to the Underwriters as soon as practicable following such filing. The French language version of any such marketing materials (or any template version thereof) shall be filed on SEDAR prior to or concurrently with the filing of the Final Prospectus as contemplated in this Underwriting Agreement and a copy of such French language version shall be delivered to the Underwriters as soon as practicable following such filing;

(d)               The Company and each Underwriter, on a several basis, covenants and agrees that, during the distribution of the Offered Shares, it will not provide any potential investor with any materials or information in relation to the distribution of the Offered Shares or the Company other than the Canadian Prospectuses and the U.S. Prospectuses in accordance with this Agreement, provided that: (i) any such materials that constitute marketing materials have been prepared, approved and filed in accordance with Section 5.1(c); and (ii) any such materials that constitute standard term sheets have been approved in writing by the Company and the Lead Underwriters and have been prepared and are provided in compliance with Canadian Securities Laws, in each case only in the Provinces;

(e)               Notwithstanding Sections 5.1(c) and (d), following the preparation, approval and filing of a template version of marketing materials in accordance with Section 5.1(c), the Underwriters may provide a limited-use version of such template version to potential investors of Offered Shares in accordance with Canadian Securities Laws; and

(f)                to use all reasonable efforts to complete and to cause the Selling Firms to complete the distribution of the Offered Shares as soon as possible after the Closing Time.

Section 5.2            The Underwriters may offer the Offered Shares at a price less than the Offering Price in compliance with Securities Laws and, specifically in the case of any Offered Shares offered in the Provinces, the requirements of NI 44-101 and the disclosure concerning the same which is contained in the Canadian Prospectuses. Any decrease in the price at which the Offered Shares are offered will not decrease the amount of the net proceeds to the Company.

Section 5.3            For the purposes of this Article V, the Underwriters shall be entitled to assume that the distribution of the Offered Shares is qualified in each of the Provinces and that the Offered Shares are registered under the U.S. Securities Act after receipt by the Lead Underwriters of notification from the Company’s counsel that a Passport Receipt for the Canadian Final Prospectus has been issued and that the Registration Statement has been declared effective, as applicable, unless the Underwriters receive notice to the contrary from the Company or any applicable securities regulatory authority.

Section 5.4            No Underwriter will be liable to the Company under this Article V with respect to a default by another Selling Firm (that is not an affiliate of such Underwriter) or the Company under this Agreement if the Underwriter first mentioned is not itself in violation.

Section 5.5            The Lead Underwriters will notify the Company when, in their opinion, the Underwriters have ceased distribution of the Offered Shares and shall, as soon as practicable, provide the Company with a breakdown of the number of Offered Shares distributed in each of the Provinces where such breakdown is required for the purpose of calculating fees payable to a Securities Commission.

Section 5.6            No Underwriter will make any representations or warranties with respect to the Company or the Offered Shares other than as set forth in this Agreement, the Canadian Final Prospectus or the U.S. Final Prospectus, as applicable, or any Prospectus Amendment, as applicable.

Section 5.7            In performing their respective obligations under this Agreement, the Underwriters will be acting severally and not jointly and severally, and no Underwriter shall be liable for any act, omission or conduct by any other Underwriter or any Selling Firm appointed by any other Underwriter. Nothing in this Agreement is intended to create any relationship in the nature of a partnership, or joint venture among the Underwriters.

Article VI

Material Changes

Section 6.1            During the period from the date hereof until the completion of the distribution of the Offered Shares and at any time when a prospectus relating to the Offered Shares is required to be delivered under the U.S. Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the U.S. Securities Act), the Company shall promptly notify the Underwriters in writing, with full particulars of:

(a)               any material change (actual, anticipated, contemplated or threatened) in the business, affairs, operations, assets, liabilities (contingent or otherwise), capital or ownership of the Company or any of its Subsidiaries;

(b)               any material change in any matter covered by a statement contained in the Canadian Prospectuses, the Registration Statement, the U.S. Prospectuses or any Subsequent Disclosure Document or amendment or supplement to any of them; or

(c)               any other fact, event or circumstance in respect of the Company or its Subsidiaries of which it is aware (whether arisen or been discovered) and which:

(i)                 is, or may be, of such a nature as would have been required to have been disclosed in any of the Canadian Prospectuses if the fact had arisen or been discovered on or prior to the date of such Canadian Prospectuses or as to render the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus or any Prospectus Amendment misleading or untrue in any material respect or would result in any of such documents containing a misrepresentation or which would result in any of such documents not complying with any Canadian Securities Laws or which would reasonably be expected to have a significant effect on the market price or value of the Common Shares;

(ii)              results in it being necessary to amend the Registration Statement or to amend or supplement the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus or the U.S. Final Prospectus in order that such document will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the case of the Registration Statement, not misleading, and in the case of the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus or U.S. Final Prospectus, in the light of the circumstances under which such statements are made, not misleading, or makes it necessary to amend or supplement the Registration Statement, the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus or the U.S. Final Prospectus to comply with the requirements of the U.S. Securities Act and the published rules and regulations thereunder; or

(iii)            could reasonably be expected to constitute a Material Adverse Effect as it relates to the Company.

The Company shall in good faith discuss with the Lead Underwriters on behalf of the Underwriters, any change, event or circumstance (actual or proposed within the knowledge of the Company) which is of such a nature that there is reasonable doubt whether notice need be given to the Underwriters pursuant to this Section and, in any event, prior to making any filing referred to in Section 6.2 below.

Section 6.2            The Company shall promptly comply to the reasonable satisfaction of the Underwriters and their counsel with any applicable filing and other requirements under the Securities Laws arising as a result of any change, event or circumstance referred to in Section 6.1 above and shall prepare and file under all applicable Securities Laws, with all reasonable dispatch, and in any event within any time limit prescribed under applicable Securities Laws, any Subsequent Disclosure Document or Prospectus Amendment or amendment or supplement to the Registration Statement as may be required under applicable Securities Laws; provided that the Company shall allow the Underwriters and their counsel to participate fully in the preparation of any such Subsequent Disclosure Document, Prospectus Amendment or amendment or supplement to the Registration Statement and to conduct all due diligence investigations which the Underwriters may reasonably require in order to fulfill their obligations as underwriters and in order to enable the Underwriters to responsibly execute the certificate required to be executed by them in any Prospectus Amendment and the Underwriters shall have approved the form of any Prospectus Amendment or amendment or supplement to the Registration Statement, such approval not to be unreasonably withheld and to be provided in a timely manner. The Company shall further promptly deliver to the Underwriters and their counsel a copy of each Prospectus Amendment or amendment or supplement to the Registration Statement signed as required by applicable Securities Laws, and each Subsequent Disclosure Document, in the English and French languages, such number of commercial copies of each Prospectus Amendment or amendment or supplement to the Registration Statement as the Underwriters may reasonably request, in the same manner as set forth in Section 4.1 hereof, as well as letters with respect to each such Prospectus Amendment or amendment or supplement to the Registration Statement substantially similar to those referred to in Section 3.1(e) above.

Section 6.3            The delivery to the Underwriters of each Prospectus Amendment and Subsequent Disclosure Document shall constitute a representation and warranty to the Underwriters by the Company, with respect to the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus, as amended, modified or superseded by such Prospectus Amendment or Subsequent Disclosure Document and by each Prospectus Amendment and Subsequent Disclosure Document previously delivered to the Underwriters as aforesaid, to the same effect as set forth in paragraphs (a) and (b) of Section 3.2 above. Such delivery shall also constitute the consent of the Company to the use of the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus, as amended, by the Underwriters in connection with the distribution of the Offered Shares in the Provinces and elsewhere outside the United States and to the use of the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus and the U.S. Final Prospectus, as amended, by the Underwriters in connection with the offer and sale of the Offered Shares in the United States.

Section 6.4            During the period commencing on the date hereof and ending on the completion of the distribution of the Offered Shares, the Company will promptly inform the Underwriters of the full particulars of:

(a)               any request of any Securities Commission or the SEC for any amendment to the Canadian Prospectuses, the Registration Statement, the U.S. Prospectuses or any Subsequent Disclosure Document or any part of the Public Record or for any additional information;

(b)               the issuance by any Securities Commission, the SEC or by any other competent authority of any order to cease or suspend trading of any securities of the Company or of the institution or threat of institution of any proceedings for that purpose; or

(c)               the receipt by the Company of any communication from any Securities Commission, the SEC, the TSX, the NYSE or any other competent authority relating to the Canadian Prospectuses, the Registration Statement, the U.S. Prospectuses, any Subsequent Disclosure Document or any other part of the Public Record or the distribution of the Offered Shares.

Article VII

Representations, Warranties and Covenants

Section 7.1            The Company represents, warrants and covenants to and with the Underwriters and acknowledges that the Underwriters are relying thereon in connection with the purchase of the Purchased Shares, that:

(a)               each of the Company and the Material Subsidiaries has been duly incorporated and organized and is validly existing under the laws of its jurisdiction of incorporation and has all requisite corporate authority and power to carry on its business, as now conducted and as presently proposed to be conducted by it, and to own or lease its assets;

(b)               the Company has no Subsidiaries that are material other than the Material Subsidiaries and except as otherwise disclosed in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, the Company is the direct or indirect registered and beneficial owner of all of the issued and outstanding shares of Osisko Bermuda Limited and 70.0% of the issued and outstanding shares of Osisko Development Corp., in each case, free and clear of all Encumbrances or adverse interests whatsoever, and no person has any agreement, option, right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option, for the purchase from the Company or the Material Subsidiaries of any of the shares or other securities of the Material Subsidiaries;

(c)               each of the Company and the Material Subsidiaries is qualified to carry on business and is validly subsisting under the laws of each jurisdiction in which it carries on its business except where the failure to be so qualified would not reasonably be expected to: (i) materially adversely affect the condition, financial or otherwise, or the earnings, operations, assets, liabilities (absolute, accrued, contingent or otherwise), share capital, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) result in the Canadian Prospectuses containing a misrepresentation (each, a “Material Adverse Effect”);

(d)               each of the Company and the Material Subsidiaries has complied with, and is not in violation of, any Applicable Laws other than such non-compliance or violations that would not, individually or in the aggregate, have a Material Adverse Effect;

(e)               the Company is not in default or breach of, and the execution and delivery of, and the performance of and compliance with the terms of this Agreement by the Company or any of the transactions contemplated hereby, does not and will not result in any breach of, or constitute a default under, and does not and will not create a state of facts which, after notice or lapse of time or both, would result in a breach of or constitute a default under or create any lien, security interest or encumbrance on its properties or assets under, any term or provision of the articles, by-laws or resolutions of the Company, or any indenture, mortgage, note, contract, agreement (written or oral), instrument, lease or other document to which the Company or any of its Subsidiaries is a party or by which it or they or any of its or their properties are bound, or any judgment, decree, order, statute, rule or regulation applicable to the Company, which default or breach would reasonably be expected to result in a Material Adverse Effect;

(f)                the Company has full corporate power and authority to enter into this Agreement, and to perform its obligations set out herein and this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms subject to the general qualifications that:

(i)                 enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors’ rights generally;

(ii)              equitable remedies, including the remedies of specific performance and injunctive relief, are available only in the discretion of the applicable court; and

(iii)            rights of indemnity contained in this Agreement may be limited under applicable law;

(g)               no consent, approval, authorization, order, permit, license, filing, regulation, clearance or qualification of any court or governmental agency, body or regulator is required in connection with the transactions contemplated by this Agreement except such as have been obtained under applicable Securities Laws;

(h)               except as disclosed in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, there has not been any material adverse change in the capital, assets, liabilities or obligations (absolute, accrued, contingent or otherwise) of the Company and its Subsidiaries, taken as a whole, from the position set forth in the Financial Information as at and for the fiscal year ended December 31, 2021;

(i)                 the Financial Information presents fairly in all material respects the financial condition, results of operations and cash flows of the Company on a consolidated basis as of the dates and for the periods indicated, complies in all material respects as to form with the applicable accounting requirements of applicable Canadian Securities Laws and the U.S. Securities Act and has been prepared in conformity with IFRS; the supporting schedules present fairly in accordance with IFRS the information required to be stated therein; the Company has no liability or obligation (including, without limitation, liabilities or obligations to fund any operations or work or exploration program, to give any guarantees or for taxes), whether accrued, absolute, contingent or otherwise, not reflected in the Financial Information, which would reasonably be expected to have a Material Adverse Effect;

(j)                 the description of the assets and liabilities of the Company and its Subsidiaries, taken as a whole, set forth in the Financial Information fairly presents, in accordance with IFRS consistently applied, the financial position and condition of the Company and its Subsidiaries, taken as a whole, as at the dates thereof and reflects all material liabilities (absolute, accrued, contingent or otherwise) of the Company and its Subsidiaries, as at the dates thereof;

(k)               there are no actions, suits, proceedings or inquiries pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries at law or in equity or before or by any federal, provincial, state, territorial, municipal or other governmental department, commission, board, bureau, agency or instrumentality which would result in a Material Adverse Effect; there is no bankruptcy, liquidation, winding-up or other similar proceeding pending or in progress, or, to the knowledge of the Company, threatened against or relating to the Company or any of its Subsidiaries before any Governmental Authority; none of the Company or any of its Subsidiaries nor any of the respective properties or assets is subject to any outstanding judgment, order, writ, injunction or decree that involves or may involve, or restricts or may restrict the right or ability of the Company or such Subsidiary to conduct its respective business in all material respects as it has been carried on prior to the date hereof, except to the extent any such matter would not have a Material Adverse Effect;

(l)                 except as disclosed in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, since December 31, 2021, neither the Company nor any of its Subsidiaries has incurred, assumed or suffered any liability (absolute, accrued, contingent or otherwise) or entered into any transaction which is or may be material to the Company and its Subsidiaries, taken as a whole;

(m)             the information and statements set forth in the Public Record were true, correct, and complete and did not contain any misrepresentation as of the date of such information or statements;

(n)               the Company is a “reporting issuer” or has equivalent status within the meaning of Canadian Securities Laws in each of the Provinces and the Company has not received any correspondence or notice from a Securities Commission concerning a review of any of the Company’s continuous disclosure documents in respect of which any matters remain outstanding; the Company complies, in all material respects, with the provisions of National Instrument 52-109 – Certification of Disclosure in Issuer’s Annual and Interim Filings (or, in Québec, Regulation 52-109 respecting certification of disclosure in issuer’s annual and interim filings); the responsibilities and composition of the Company’s audit committee comply with National Instrument 52-110 – Audit Committees (or, in Québec, Regulation 52-110 respecting audit committees) and Section 10A of, and Rule 10A-3 under, the U.S. Exchange Act; no delisting, suspension of trading in or cease trading order with respect to any securities of the Company and, to the knowledge of the Company, no inquiry or investigation (formal or informal) of any Securities Commissions, the SEC, the TSX or the NYSE is in effect or ongoing or, to the knowledge of the Company, expected to be implemented or undertaken with respect to the foregoing;

(o)               the Company is subject to the reporting requirements of Section 13 of the U.S. Exchange Act and has filed all periodic reports required under the U.S. Exchange Act with the SEC;

(p)               except as disclosed in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, no agreement is in force or effect which in any manner affects the voting or control of any of the securities of the Company;

(q)               PricewaterhouseCoopers LLP, who have audited or reviewed the Financial Information and delivered their reports with respect to the audited Financial Information, are independent chartered accountants with respect to the Company within the meaning of applicable Canadian Securities Laws and independent public accountants within the meaning of the U.S. Exchange Act and the rules and regulations thereunder; there has not been any “disagreement” or “unresolved issue” (within the meaning of National Instrument 51-102 – Continuous Disclosure Obligations or, in Québec, Regulation 51-102 respecting continuous disclosure obligations) with PricewaterhouseCoopers LLP since the Company’s incorporation;

(r)                the Company and each of its Subsidiaries (A) filed all domestic, foreign, federal, provincial, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not result in a Material Adverse Effect) and have paid all taxes required to be paid by it, other than those which are being or have been contested in good faith and in respect of which reserves have been provided in the most recently published financial statements of the Company, and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty as would not result in a Material Adverse Effect, (B) duly and timely withheld all taxes and other amounts required by Applicable Laws to be withheld by them and have duly and timely remitted to the appropriate Governmental Authority such taxes and other amounts required by Applicable Laws to be remitted by them, and (C) duly and timely collected all amounts on account of sales or transfer taxes, including goods and services, harmonized sales and provincial or territorial sales taxes, required by Applicable Laws to be collected by them and have duly and timely remitted to the appropriate Governmental Authority any such amounts required by Applicable Laws to be remitted by them; the Company is of the opinion that the charges, accruals and reserves for taxes reflected in the most recently published financial statements (whether or not due and whether or not shown on any tax return but excluding any provision for deferred income taxes) are adequate under IFRS to cover taxes with respect to the Company accruing through the date hereof; there are no disputes, proceedings, investigations, audits, assessments, reassessments or claims now pending or to the knowledge of the Company, threatened against the Company that propose to assess material taxes in addition to those reported in the tax returns; there are no liens for taxes upon any of the assets or properties that have not been paid by the Company;

(s)                no labour problem or dispute with the employees of the Company or any of its Subsidiaries exists or is threatened or imminent and the Company is not aware of any existing or imminent labour disturbance by the employees of any of its Subsidiaries, in each case that would result in a Material Adverse Effect;

(t)                 the Company maintains policies of insurance that are reasonable, prudent and appropriate for the size and nature of the business of the Company, and such policies are in full force and effect as of the date hereof;

(u)               no Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock or other ownership interest, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as such restrictions or dividends, loans or advances would not, individually or in the aggregate, have a Material Adverse Effect;

(v)               the Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate Governmental Authorities necessary to conduct their respective businesses as now operated by them, except where the failure to possess such license, certificate, permit or other authorization would not, individually or in the aggregate, result in a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavourable decision, ruling or finding, would result in a Material Adverse Effect;

(w)             the Company: (i) has designed disclosure controls and procedures to provide reasonable assurance that financial information relating to the Company, including its Subsidiaries, is accurate and reliable, is made known to the President and Chief Executive Officer and the Chief Financial Officer and Vice President, Finance of the Company by others within those entities, particularly during the periods in which filings are being prepared; (ii) has designed internal controls to provide reasonable assurance regarding the accuracy and reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS; and (iii) has disclosed in the management’s discussion and analysis for its most recently completed financial year, for each material weakness, if any, relating to design existing at the financial year end (x) a description of the material weakness, (y) the impact of the material weakness on the Company’s financial reporting and internal controls over financial reporting; and (z) the Company’s further plans, if any, or any actions already undertaken, for remediating the material weakness;

(x)               there is and has been no failure on the part of the Company or any of its directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications;

(y)               except as disclosed in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, the Company is the absolute legal and beneficial owner of, and has good and valid title to, the Material Royalty Interest, free and clear of any Encumbrance and defects of title other than as described in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package or such as are not material, individually or in the aggregate, to the Company on a consolidated basis, and; (i) no other material property or assets are necessary for the conduct of the business of the Company or the Material Subsidiaries as currently conducted, (ii) the Company has no knowledge of any claim or the basis for any claim that might or could materially and adversely affect the right of the Company or the Material Subsidiaries to use, transfer or otherwise exploit their property or assets, and (iii) other than in the ordinary course of business and as disclosed in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, neither the Company nor the Material Subsidiaries have any responsibility or obligation to pay any commission, royalty, licence fee or similar payment to any person with respect to the property and assets thereof;

(z)               all of the material contracts and agreements of the Company and its Subsidiaries not made in the ordinary course of business (collectively the “Material Contracts”) have been disclosed in the Offering Documents or in the Public Record. Neither the Company nor any Subsidiary has received any notification from any party claiming that the Company or such Subsidiary is in breach or default under any Material Contract;

(aa)            the Canadian Malartic Royalty is the only royalty interest that is considered to be material to the Company (the “Material Royalty Interest”); disclosure set out in the Public Record and Offering Documents with respect to the Material Royalty Interest has been prepared in accordance with the applicable requirements of NI 43-101 and the Company has no actual knowledge that such disclosure is inaccurate in any material respect;

(bb)           none of the Company’s streaming interests are considered to be material to the Company;

(cc)            except as disclosed to the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package:

(i)                 the Company Royalties set forth in Schedule 1 hereto are owned directly or indirectly by the Company or the Material Subsidiaries;

(ii)              there is no Contract pursuant to which the Company or its Subsidiaries have agreed to acquire any additional royalties;

(iii)            as at the date hereof, the Company or the Material Subsidiaries are the direct or indirect legal and beneficial owners of, and have good and marketable title to, the Company Royalties free and clear of all Encumbrances;

(iv)             as at the date hereof, the Company or the Material Subsidiaries have the exclusive right to directly or indirectly own the Company Royalties;

(v)               there is no Contract, option, commitment or other right in favour of, or held by, any person to acquire the Material Royalty Interest or any portion thereof;

(vi)             there is no appropriation, expropriation or seizure of the Company Royalties that is pending or, to the best of the Company’s knowledge, has been threatened;

(vii)          the Company is not aware of any breach or default of any term of any royalty agreement with respect to the Material Royalty Interest;

(viii)        each royalty agreement with respect to the Company Royalties is in good standing and in full force and effect, enforceable by the Company or the Material Subsidiaries in accordance with their terms, and to the best of the Company’s knowledge after reasonable inquiry, no notice of any default, breach or termination of any royalty agreement with respect to any Company Royalties or of any fact or circumstance which will, or is likely, to result in such a default, breach or termination thereof has been received;

(ix)             the Material Royalty Interest is secured by way of a hypothec in favor of the Company registered against the mining rights to which it relates;

(x)               the Company does not have any information or knowledge of any fact relating to the Material Royalty Interest which might reasonably be expected to materially and adversely affect the business operations or financial condition of the Company or the Material Royalty Interest; and

(xi)             the Company does not have any knowledge that:

(A)	any Operator does not hold all requisite licenses, registrations, qualifications, permits and consents necessary or appropriate for carrying on its respective business as currently carried on with respect to the properties and that such licenses, registrations, qualifications, permits and consents are invalid and are not subsisting and in good standing in accordance with applicable laws; and

(B)	any Operator has received any notice of proceedings relating to the revocation or adverse modification of any material mining license, registration, qualification or permit, or that any Operator has received notice of the revocation or cancellation of, or any intention to revoke or cancel, any mining rights, exploration or prospecting rights, concessions or licenses with respect to the properties;

(dd)           no part of the property or assets of the Company or its Subsidiaries have been taken, condemned or expropriated by any Governmental Authority nor has any written notice or proceeding in respect thereof been given or commenced nor does the Company know of any intent or proposal to give such notice or commence any such proceedings;

(ee)            the corporate records and minute books of the Company have been maintained in material compliance with all Applicable Laws and are complete and accurate in all material respects. Financial books and records and accounts of the Company (i) have been maintained in accordance with good business practices on a basis consistent with past practice; (ii) are stated in reasonable detail and accurately and fairly reflect the material transactions and acquisitions and dispositions of assets of the Company; and (iii) accurately and fairly reflect the basis for the Financial Information;

(ff)              all information provided by the Company to the Underwriters in relation to their due diligence requests is accurate in all material respects as at its respective date as stated therein;

(gg)           the Company has not withheld from the Underwriters any adverse material facts known to the Company relating to the Company or the Offering;

(hh)           the Company is authorized to issue an unlimited number of Common Shares of which, as at March 17, 2022, 166,246,261 Common Shares were issued and outstanding, all of which Common Shares are issued as fully paid and non-assessable, and an unlimited number of preferred shares, none of which are issued and outstanding as at the date hereof;

(ii)              the form and terms of the certificate representing the Common Shares have been approved and adopted by the board of directors of the Company and the form and terms of the certificate representing the Common Shares do not and will not conflict with any Applicable Laws or the rules and policies of the TSX or the NYSE;

(jj)              all of the Purchased Shares have been, or will be at their time of issue, duly and validly authorized and, when issued or delivered in accordance with this Agreement, will be validly issued as fully paid and non-assessable shares of the Company and will not have been issued in violation of or subject to any pre-emptive rights or contractual rights to purchase securities issued by the Company;

(kk)           except as disclosed in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, no person currently has any agreement, option, right or privilege (whether pre-emptive or contractual) capable of becoming an agreement (including convertible securities or warrants) for the purchase, subscription or issuance of Common Shares; no person has the right to require the Company or any of its Subsidiaries to qualify or register any securities for sale under Canadian Securities Laws or the U.S. Securities Act by reason of the filing of the Canadian Prospectuses or the U.S. Prospectuses with any Securities Commission or the SEC or the filing of the Registration Statement with the SEC or the issuance and sale of the Offered Shares;

(ll)              no Securities Commission or similar regulatory authority or the TSX or the NYSE or the SEC has issued any order which is currently outstanding preventing or suspending trading in any securities of the Company, no such proceeding is, to the knowledge of the Company, pending, contemplated or threatened and the Company is not in material default of any requirement of Securities Laws; since January 1, 2021, the Company has filed with (or furnished to, as applicable) all applicable Securities Commissions, the SEC, the TSX, the NYSE and all applicable self-regulatory authorities a true and complete copy of all of the Public Record and at the time filed or, if amended, as of the date of such amendment, the Public Record (i) did not contain any misrepresentation and did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and (ii) complied in all material respects with the requirements of applicable securities legislation and the rules, policies and instruments of all Securities Commissions having jurisdiction over the Company and the SEC, except where such non-compliance has not had or would not reasonably be expected to have a Material Adverse Effect; the Company has not filed any confidential material change or other report or other document with any Securities Commissions, the SEC, the TSX, the NYSE or other self-regulatory authority which at the date hereof remains confidential; and no subsidiary is required to file any reports or other documents with (or furnish such reports or other documents to) any of the Securities Commissions, the SEC, the TSX or the NYSE;

(mm)      application has been made to list the Offered Shares on the TSX and the NYSE;

(nn)           TSX Trust Company has been duly appointed as transfer agent and registrar for the Common Shares in Canada and American Stock Transfer & Trust Company, LLC has been duly appointed as co-transfer agent and co-registrar for the Common Shares in the United States;

(oo)           the Company is not an “investment company” as defined in the United States Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder;

(pp)           the Company is a “foreign private issuer” as defined in Rule 405 under the U.S. Securities Act and meets the general eligibility requirements for use of Form F-10; in connection with the filing of the Registration Statement, the Company has filed with the SEC a Form F-X; and the Form F-X conforms with the requirements of the U.S. Securities Act and the rules and regulations of the SEC under the U.S. Securities Act;

(qq)           there are no business relationships, contracts, documents, related party transactions or off balance sheet transactions or any other non-arm’s length transactions involving the Company or any Subsidiary that are required to be disclosed that have not been disclosed in the Canadian Prospectuses, the Registration Statement, the Disclosure Package or the U.S. Prospectuses or to be filed as exhibits to the Registration Statement which have not been so filed as required;

(rr)              the Company believes, on a more likely than not basis, that (i) it was not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its most recently completed taxable year and (ii) it is not expected to be a PFIC for any subsequent taxable year;

(ss)             the Company has not taken, directly or indirectly, and will not take any action designed to or that would constitute or that might reasonably be expected to cause or result in, under Canadian Securities Laws or the U.S. Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares;

(tt)              except as disclosed in the Canadian Prospectuses, the Registration Statement, the Disclosure Package and the U.S. Prospectuses, the Company has not completed any “significant acquisition” or “significant disposition” (as such terms are used in NI 44-101) that would require the inclusion of any additional financial statements or pro forma financial statements in the Canadian Prospectuses, the Registration Statement, the Disclosure Package or the U.S. Prospectuses, pursuant to Canadian Securities Laws, and no proposed acquisition by the Company has progressed to a state where a reasonable person would believe that the likelihood of the Company completing the acquisition is high and that: (i) if completed by the Company at the date of the Preliminary Prospectuses, would be a significant acquisition for the purposes of Canadian Securities Laws, or (ii) would require the financial statement disclosure in respect of the acquired business for the purposes of Canadian Securities Laws;

(uu)           the Company will promptly file all reports required to be filed by it with the Securities Commissions under applicable Canadian Securities Laws, and with the SEC pursuant to Section 13(a) or 15(d) of the U.S. Exchange Act for so long as the delivery of a prospectus is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the U.S. Securities Act) in connection with the offering or sale of the Offered Shares, and during such same period will notify the Lead Underwriters, promptly after it receives notice thereof, of the issuance by the Securities Commissions or the SEC of any stop order or of any order preventing or suspending the use of any prospectus relating to the Offered Shares, of the suspension of the qualification of the Offered Shares for offering or sale in any of the Provinces and the United States, of the initiation or threat, to the knowledge of the Company, of any proceeding for any such purpose, or of any request by the Securities Commissions or the SEC for the amending or supplementing of the Canadian Prospectuses, the Registration Statement or the U.S. Prospectuses or for additional information relating to the Offered Shares; and the Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or any such order preventing or suspending the use of any prospectus relating to the Offered Shares or the suspension of any such qualification and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Offered Shares or suspending any such qualification, to use its commercially reasonable efforts to obtain the withdrawal of such order as soon as possible;

(vv)           the Company will timely file such reports pursuant to the U.S. Exchange Act as are necessary in order to make generally available to its securityholders an earnings statement for the purposes of, and to provide the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the U.S. Securities Act;

(ww)       there are no reports or information that in accordance with the requirements of Canadian Securities Laws must be made publicly available in connection with the Offering that have not been made publicly available as required; and there are no documents required to be filed as of the date hereof with any Canadian securities regulatory authority in connection with the Offering that have not been filed as required;

(xx)           all forward-looking information and statements of the Company and its Subsidiaries contained in the Public Record and the Offering Documents, including any forecasts and estimates, expressions of opinion, intention and expectation have been based on assumptions that are reasonable in the circumstances, and the Company has updated such forward-looking information and statements as required by and in compliance with Canadian Securities Laws;

(yy)           except for the Underwriters as provided herein (or any Selling Firm acting on their behalf), there is no person acting for the Company entitled to any brokerage or finder’s fee in connection with this Agreement or any of the transactions contemplated hereunder;

(zz)            none of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or the Corruption of Foreign Public Officials Act (Canada) (the “CFPOA”) and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and the CFPOA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(aaa)        the operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company or any of its Subsidiaries does business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, assets or operations (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any such arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened; and

(bbb)       none of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries, (A) is currently subject to any sanctions administered or enforced by the United States (including any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), Canada (including sanctions administered or enforced by the Office of the Superintendent of Financial Institutions or other relevant sanctions authority) (collectively, “Sanctions”), or (B) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory.

Section 7.2            Except as contemplated by this Agreement, during the period commencing on the date hereof and ending on the date which is 60 days from the Closing Date contemplated hereunder, the Company will not, without the prior written consent of the Lead Underwriters, which consent shall not be unreasonably withheld, directly or indirectly, offer, sell or issue for sale or resale, as the case may be, or publicly announce the issue or sale or intended issue or sale of, any Common Shares, or financial instruments or securities convertible or exchangeable into Common Shares, or publicly announce its intention to do so or file a prospectus or registration statement with a Securities Commission or the SEC in respect thereof, other than in connection with or pursuant to (i) the issuance of Common Shares or other securities by the Company to a vendor or in connection with a corporate transaction (including the issuance of Common Shares in connection with the acquisition of royalties, offtakes and/or streaming arrangements); (ii) rights or obligations of the Company under currently outstanding securities or instruments, including upon exercise of currently outstanding options granted to officers, directors, employees or consultants of the Company or any Subsidiary thereof pursuant to the Company’s existing stock option plan (the “Option Plan”) or currently outstanding restricted share rights (“RSUs”) granted to officers, directors, employees or consultants of the Company or any Subsidiary thereof pursuant to the Company’s restricted share unit plan (the “RSU Plan”) or currently outstanding deferred share units (“DSUs”) granted to directors of the Company or any Subsidiary thereof pursuant to the Company’s deferred share unit plan (the “DSU Plan”); (iii) the grants of options issued pursuant to and in accordance with the Option Plan and/or RSUs issued pursuant to and in accordance with the RSU Plan and/or DSUs issued pursuant to the DSU Plan; (iv) the issuance of Common Shares to satisfy existing instruments issued prior to the date hereof (including without limitation warrants and the trust indentures relating to the Company’s outstanding convertible debentures); (v) the exercise of the Underwriters’ Over-Allotment Option; (vi) any distribution reinvestment plan of the Company; or (vii) the issuance of Common Shares in connection with the Company’s employee stock purchase plan.

Section 7.3            Unless the Company and the Lead Underwriters otherwise agree in writing, neither the Company nor any Underwriter has made or will make any offer relating to the Offered Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses, if any, included in Annex D hereto and in respect of any electronic roadshow furnished to the Lead Underwriters prior to first use and not objected to by the Lead Underwriters. Any such Free Writing Prospectus consented to by the Lead Underwriters or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it will comply with the requirements of Rules 164 and 433 under the U.S. Securities Act applicable to any Permitted Free Writing Prospectus.

Article VIII

Closing

Section 8.1            The closing of the purchase and sale of any Firm Shares shall take place at the Closing Time at the offices of Bennett Jones LLP in Toronto, Ontario or at such other time and place as may be agreed upon in writing by the Company and the Lead Underwriters.

Section 8.2            The closing of the purchase and sale of any Option Shares shall be completed at the Closing Time on such date (the “Option Closing Date”), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date, nor less than three nor more than five business days after the giving of the notice hereinafter referred to (provided that if the Option Closing Date is the same as the Closing Date, such notice may be given not less than two business days prior to the Option Closing Date), as shall be specified in a written notice from the Lead Underwriters, on behalf of the Underwriters, to the Company of the Underwriters’ determination to purchase that number of Option Shares specified in such notice. The closing of the purchase and sale of any Option Shares shall be completed at the offices of Bennett Jones LLP in Toronto, Ontario or at such other time and place as may be agreed upon in writing by the Company and the Lead Underwriters. If the Over-Allotment Option is exercised, all of the provisions of this Agreement relating to the purchase by the Underwriters of the Firm Shares shall apply mutatis mutandis in relation to the purchase by the Underwriters of any Option Shares at the Closing Time on the Option Closing Date.

Section 8.3            At the Closing Time, the Company shall deliver to CDS Clearing and Depository Services Inc. (“CDS”), on behalf of the Underwriters, a certificate or certificates (or an acceptable electronic equivalent) representing the Firm Shares registered in the name of “CDS & Co.” or in such other name or names as the Lead Underwriters may notify the Company not less than one business day before the Closing Date. The Lead Underwriters, on behalf of the Underwriters, shall furnish to CDS not less than one business day before the Closing Date, a breakdown of the number of Firm Shares to be allocated in the book-based system of CDS to the Underwriters and other brokers or dealers which are participants of CDS and act on behalf of beneficial owners, together with the financial institution numbers of each person to whom Firm Shares are to be allocated in the book-based system. The delivery of the certificate or certificates to CDS shall be made against payment by the Underwriters to the Company of the aggregate purchase price for the Firm Shares by wire transfer in immediately available funds.

Section 8.4            At the Closing Time, the Company shall pay the Underwriting Fee to the Underwriters by wire transfer in immediately available funds as is agreed with the Underwriters or by way of set-off against the payment to be made by the Underwriters to the Company pursuant to Section 8.3.

Article IX

Conditions Precedent

Section 9.1            The following are conditions precedent to the obligations of the Underwriters to close the transactions contemplated by this Agreement, which conditions the Company covenants to exercise all reasonable commercial efforts to have fulfilled at or prior to the Closing Time and which conditions may be waived in writing in whole or in part by the Underwriters at any time. If any of the conditions are not met, each of the Underwriters may terminate its obligations under this Agreement without prejudice to any other remedies it may have. At the Closing Time:

(a)               the Underwriters shall have received a certificate of the Company, dated the Closing Date, signed on behalf of the Company by: (i) its President and Chief Executive Officer, and (ii) its Chief Financial Officer and Vice President, Finance, or by such other senior officers satisfactory to the Underwriters, certifying that:

(i)                 the Company has complied with and satisfied in all material respects, all covenants, terms and conditions of this Agreement on its part to be complied with or satisfied at or prior to the Closing Time;

(ii)              the representations and warranties of the Company contained herein are true and correct in all material respects as of the Closing Time with the same force and effect as if made at and as of the Closing Time, except for such representations and warranties which are made as of a specific date other than the Closing Date, in which case such representations and warranties shall be true and correct, in all material respects, as of such date;

(iii)            no event of a nature referred to in Section 10.1(a) hereof has occurred since the date of this Agreement or to the knowledge of such officers is pending, contemplated or threatened; and

(iv)             there has been no adverse material change in the condition, financial or otherwise, or the earnings, operations, assets, liabilities, share capital, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, from that disclosed in the Canadian Final Prospectus, the Disclosure Package or any Prospectus Amendment, and the Underwriters shall have no knowledge to the contrary;

(b)               the Underwriters shall have received a comfort letter of the Company’s auditors addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters, acting reasonably, bringing the information contained in the comfort letter or letters of such auditors referred to in Section 3.1(e) hereof forward to the Closing Time, which comfort letter shall be based on a review having a cut-off date not more than three business days prior to the Closing Date;

(c)               the Underwriters shall have received legal opinions or negative assurance letters, as the case may be, dated the Closing Date from Bennett Jones LLP, Canadian counsel for the Company, to the effect set forth in Annex A hereto, from Paul, Weiss, Rifkind, Wharton & Garrison LLP, U.S. counsel for the Company, to the effect set forth in Annex B hereto, from ASW Law Limited, Bermuda counsel for the Company, with respect to the due incorporation and existence, corporate power and authority and registered ownership of the shares of Osisko Bermuda Limited, from Bennett Jones LLP with respect to the due incorporation and existence, corporate power and authority and registered ownership of the shares of Osisko Development Corp. and from Osler, Hoskin and Harcourt LLP, Canadian counsel for the Underwriters, with respect to the offering and sale of the Offered Shares in Canada, the Canadian Final Prospectus and other related matters as the Underwriters may reasonably require, and from Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Underwriters, with respect to the offering and sale of the Offered Shares in the United States, the Registration Statement, the Disclosure Package and other related matters as the Underwriters may reasonably require, it being understood that counsel for the Underwriters may rely on the opinions of counsel for the Company and that Canadian counsel for the Underwriters and Canadian counsel for the Company may rely upon the opinions of local counsel in the Provinces as to all matters not governed by the laws of the respective jurisdictions in which they are qualified to practice, and may rely, to the extent appropriate in the circumstances, as to matters of fact on certificates of the Company, auditors and public officials, and that the opinions of counsel may be subject to usual qualifications as to equitable remedies, creditors’ rights laws and public policy considerations;

(d)               the Underwriters shall have received written confirmation from the Company’s registrar and transfer agent of the number of Common Shares issued and outstanding as of the day immediately prior to the Closing Date;

(e)               the Financial Industry Regulatory Authority, Inc. (“FINRA”) shall not have raised any objections with respect to the fairness or reasonableness of the underwriting, or other arrangements or transactions, contemplated hereby which remain unresolved;

(f)                the Underwriters shall have received a legal opinion, dated the Closing Date from Québec counsel for the Company, to the effect that the laws of the Province of Québec relating to the use of the French language in connection with the offering, issuance and sale of the Offered Shares in the Province of Québec have been complied with;

(g)               the Underwriters having received at the Closing Date, a Certificate of Status and/or compliance (or the equivalent), where issuable under applicable law, for the Company and the Material Subsidiaries, each dated within two (2) days of such date;

(h)               the Underwriters shall have received such further certificates and documents as the Lead Underwriters may reasonably request;

(i)                 the Company shall have applied to the TSX and the NYSE to list the Offered Shares and provided satisfactory evidence to the Underwriters that the Offered Shares have been conditionally listed and will be posted for trading thereon at the opening of trading on the Closing Date; and

(j)                 at the Closing Date, the Company shall not be the subject of a cease trading order or stop order made by any securities regulatory authority or other competent authority which has not been rescinded.

Article X

Termination

Section 10.1        In addition to any other remedies which may be available to the Underwriters, each Underwriter shall be entitled, at such Underwriter’s sole option, to terminate and cancel, without any liability on such Underwriter’s part, its obligations under this Agreement if, at any time prior to the Closing Time:

(a)               any inquiry, action, suit, investigation or other proceeding, whether formal or informal, is commenced or announced or any order is made by any Securities Commission, the SEC, the TSX, the NYSE or any other federal, provincial, state or other governmental authority (other than any proceeding or order based on alleged activities of the Underwriters), which, in the opinion of such Underwriter, operates or would reasonably be expected to operate to prevent, or materially suspend, hinder, delay or restrict, or otherwise materially adversely affect the distribution of or the trading in the Offered Shares or which, in the opinion of such Underwriter, might reasonably be expected to have a significant adverse effect on the market price or value of the Offered Shares;

(b)               there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence (including, without limitation, any natural catastrophe but excluding matters caused by, related to or resulting from the COVID-19 outbreak or the escalation thereof, except to the extent that there is any material adverse development related thereto after the date of this Agreement) or any outbreak or escalation of national or international hostilities or any crisis or calamity or act of terrorism or similar event or any governmental action, change of applicable law or regulation (or the interpretation or administration thereof), which, in the opinion of such Underwriter, seriously adversely affects, or involves, or will seriously adversely affect, or involve, the financial markets in Canada or the United States or the business, operations or affairs of the Company and its subsidiaries (taken as a whole);

(c)               there should occur or be announced by the Company any material change (actual, contemplated or threatened) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital or a change in any material fact or new material fact, whether or not in the ordinary course, or there is discovered any previously undisclosed material change or material fact, which has or, in the opinion of such Underwriter, might reasonably be expected to have a significant adverse effect on the business, operations, affairs or capital of the Company and its subsidiaries (taken as a whole) or a significant adverse effect on the market price or value of the Offered Shares; or

(d)               there is announced any change or proposed change of law or the interpretation or administration thereof by any Securities Commission, the SEC or by any other competent authority, and such change would, in the opinion of such Underwriter, after consultation with the Company, be expected to have a significant adverse effect on the market price, value or marketability of the Offered Shares.

In addition and without limiting the foregoing, all representations, warranties, covenants and other terms of this Agreement by the Company shall be deemed to be conditions, and any breach of or failure to comply with any of them which in the opinion of an Underwriter materially and adversely affects the sale or distribution by it of the Offered Shares and such breach of failure: (a) is in the in the opinion of such Underwriter (acting reasonably and in good faith) not capable of being cured prior to the Closing Date; and (b) has not been rectified to the satisfaction of the Underwriter (acting reasonably) within 24 hours of when such Underwriter provides notice to the Company of the same (and in any event no later than 7:00 a.m. ET on the Closing Date), will entitle such Underwriter at any time prior to the Closing Time to terminate its obligation to purchase the Common Shares or Option Shares, as applicable.

The rights of termination contained in this Section 10.1 may be exercised by any Underwriter giving written notice thereof to the Company and are in addition to any other rights or remedies the Underwriters may have in respect of any default, act or failure to act or non-compliance by the Company in respect of any of the matters contemplated by this Agreement or otherwise. In the event of any termination pursuant to this Section 10.1, there shall be no further liability or obligation under this Agreement, either on the part of the Underwriters to the Company, or on the part of the Company to the Underwriters, except in respect of any liability or obligation under Article XI or Article XII hereof, which will remain in full force and effect.

Article XI

Indemnification and Contribution

Section 11.1        The Company shall indemnify and hold harmless each of the Underwriters and their respective directors, officers, shareholders, affiliates involved in the distribution of the Offered Shares, agents and employees and each person who controls any Underwriter within the meaning of Section 15 of the U.S. Securities Act or Section 20 of the U.S. Exchange Act from and against all liabilities, claims, demands, losses (other than loss of profit in connection with the distribution of the Offered Shares), costs, damages and expenses (including, without limitation, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such liability, claim, demand, or loss) in any way caused by or arising directly or indirectly from or in consequence of:

(a)               any information or statement in the Canadian Prospectuses, the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus, the U.S. Prospectuses or in any other document incorporated therein by reference being or being alleged to be a misrepresentation or untrue, or any omission or alleged omission to state therein any fact or information required to be stated therein or necessary to make any of the statements therein not misleading in the light of the circumstances in which they were made;

(b)               any untrue statement or alleged untrue statement of a material fact in the Registration Statement or any amendment thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or any untrue statement or alleged untrue statement of a material fact in the U.S. Prospectuses, any Issuer Free Writing Prospectus or any amendment or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c)               any order made or any inquiry, investigation or proceeding commenced or threatened by any securities, regulatory or other competent authority based upon any untrue statement, omission or misrepresentation or alleged untrue statement, omission or misrepresentation in the Offering Documents, preventing or restricting the trading in or the distribution of the Offered Shares or any of them in any of the Provinces or in the United States;

(d)               the Company not complying with any requirement of applicable Securities Laws in connection with the transactions contemplated herein; and

(e)               any breach of, default under or non-compliance by the Company with any representation, warranty, term or condition of this Agreement;

provided, however, that this indemnity agreement shall cease to apply to the Underwriters with respect to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Underwriters Information. If and to the extent that a court of competent jurisdiction in a final judgment from which no appeal can be made determines that such liabilities, claims, demands, losses, costs, damages and expenses resulted from the fraud, gross negligence or wilful misconduct of the Indemnified Party claiming indemnity, such Indemnified Party shall promptly reimburse to the Company any funds advanced to the Indemnified Party pursuant to the indemnity provided for in Section 11.1(a) in respect of such liabilities, claims, demands, losses, costs, damages and expenses, and the indemnity provided for in Section 11.1(a) shall cease to apply to such Indemnified Party in respect of such liabilities, claims, demands, losses, costs, damages and expenses; provided that, for greater certainty, the Parties agree that they do not intend that any failure by the Underwriters to conduct such reasonable investigation as necessary to provide the Underwriters with reasonable grounds for believing the Prospectuses or any Prospectus Amendment contained no misrepresentation shall constitute “gross negligence” for the purposes of this Section 11.1 or otherwise disentitle the Underwriters from indemnification.

Section 11.2        As used in this Article XI, (i) “Indemnified Party” means a person seeking indemnity or making a claim for indemnification under Section 11.1, and “Indemnified Parties” means each of them, and (ii) “Indemnifying Party” means the applicable person or persons against whom such indemnity may be sought.

In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 11.1 hereof is unavailable, in whole or in part, for any reason to an Indemnified Party in respect of any liabilities, claims, demands, losses, costs, damages and expenses referred to therein, each Indemnifying Party shall contribute to the aggregate amount paid or payable (or, if such indemnity is unavailable only in respect of a portion of the amount so paid or payable, such portion of the amount so paid or payable) by such Indemnified Party or Indemnified Parties as a result of such liabilities, claims, demands, losses, costs, damages and expenses:

(a)               in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other hand from the distribution of the Offered Shares; or

(b)               if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the matters or things referred to in Section 11.1 hereof which resulted in such liabilities, claims, demands, losses, costs, damages or expenses, as well as any other relevant equitable considerations; provided however, that no Underwriter shall in any event be liable to contribute, in the aggregate, any amount in excess of the Underwriting Fee or any portion thereof actually received by such Underwriter.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same ratio as the total net proceeds from the distribution of the Offered Shares (before deducting expenses) received by the Company is to the Underwriting Fee received by the Underwriters.

The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the matters or things referred to in Section 11.1 hereof which resulted in such liabilities, claims, demands, losses, costs, damages and expenses relate to information supplied by or steps or actions taken or done or not taken or done by or on behalf of the Company (including indirectly as aforesaid) or to information supplied by or steps or actions taken or done or not taken or done by or on behalf of the Underwriters and the relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or misrepresentation, or other matter or thing referred to in Section 11.1 hereof.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 11.3 were determined by any method of allocation which does not take into account the equitable considerations referred to above in this Section 11.3. Notwithstanding the provisions of this Section 11.3, no person determined by a court of competent jurisdiction in a final non-appealable judgment to be guilty of fraud, fraudulent misrepresentation (within the meaning of Section 11(f) of the U.S. Securities Act), wilful misconduct or gross negligence shall be entitled to contribution from any person who was not so determined to be guilty of such fraud, fraudulent misrepresentation, wilful misconduct or gross negligence.

Section 11.3        If any matter or thing contemplated by this Article XI shall be asserted against any Indemnified Party, the Indemnified Party concerned shall promptly notify the Indemnifying Party and the other parties to this Agreement of the nature of such claim (provided that any failure to so notify the Indemnifying Party or any such other party promptly shall relieve the Indemnifying Party or such other party, as applicable, of liability under this Article XI only to the extent that such failure materially and substantively prejudices the Indemnifying Party’s or such other party’s ability to defend such claim), and the Indemnifying Party shall, subject as hereinafter provided, be entitled (but not required) to assume the defence of any suit or proceeding (including any governmental or regulatory investigation or proceeding) brought to enforce such claim. Any such defence shall be through legal counsel acceptable to the Indemnified Party (whose acceptance shall not be unreasonably withheld) and no admission of liability or settlement shall be made by the Indemnifying Party or any other Indemnified Party in respect of any Indemnified Party without, in each case, the prior written consent of the Indemnified Party. An Indemnified Party shall have the right to employ separate counsel in any such suit and participate in the defence thereof but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless: (i) the Indemnifying Party fails to assume the defence of such suit on behalf of the Indemnified Party within a reasonable period of time; or (ii) the employment of such counsel has been authorized in writing by the Indemnifying Party; or (iii) the named parties to any such suit or proceeding include the Indemnified Party as well as the Indemnifying Party and the Indemnified Party shall have received a written opinion from counsel that there may be one or more legal defences available to the Indemnified Party which are different from or in addition to those available to the Indemnifying Party and that representation of the Indemnified Party by counsel to the Indemnifying Party is inadvisable as a result of the potential or actual conflicts of interest of those represented (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defence of such suit or proceeding on behalf of the Indemnified Party and shall be liable to pay the reasonable fees and expenses of counsel for the Indemnified Party), it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate law firm for all such Indemnified Parties (other than local counsel).

It is the intention of the Company to constitute each of the Underwriters as trustees, for the Underwriters’ directors, officers, shareholders, affiliates involved in the distribution of the Offered Shares, agents and employees, and each person who controls any Underwriter of the covenants of the Company under Sections 11.1 hereof with respect to the Underwriters’ directors, officers, shareholders, affiliates involved in the distribution of the Offered Shares, agents and employees, and each person who controls any Underwriter, and the Underwriters agree to accept such trust and to hold and enforce such covenants on behalf of such persons.

Section 11.4        The Company agrees that in case any legal proceedings or investigation shall be brought against or initiated against it by any governmental commission, regulatory authority, exchange, court or other authority and an Indemnified Person or other representative of any of the Underwriters shall be required to testify or respond to procedures designed to discover information regarding, in connection with or relating to the performance of professional services rendered to the Company by one or more of the Underwriters in connection with the sale of the Offered Shares, the Company agrees to pay the Underwriter the reasonable costs and out-of-pocket expenses in connection therewith.

Section 11.5        The rights provided in this Article XI shall be in addition to and not in derogation of any other right which the Underwriters or the Company may have by statute or otherwise at law.

Article XII

Expenses

Section 12.1        If the transactions herein contemplated are completed, all expenses of or incidental to the issue and offering of the Offered Shares shall be borne by the Company, including, without limitation, the Underwriters’ discounts and commission, expenses payable in connection with the qualification and registration of the Offered Shares for distribution in the Provinces and in the United States; the preparation, printing, issuance and delivery of certificates for the Offered Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Offered Shares; if applicable, any registration or qualification of the Offered Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees relating to such registration and qualification); any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); the travel, transportation and other expenses in connection with presentations to prospective purchasers of the Offered Shares; all other costs and expenses of the Company and its representatives incident to the performance by the Company of its obligations hereunder; the fees and expenses of counsels and auditors for the Company; the fees and expenses of Canadian and U.S. counsel to the Underwriters (up to the maximum amount specified in the bid letter between the Company and the Lead Underwriters dated March 17, 2022); listing fees; and all costs incurred in connection with the preparation, translation, printing, filing and delivery of the Canadian Prospectuses, the Registration Statement, the U.S. Prospectuses and any Issuer Free Writing Prospectus, excepting Underwriters’ out-of-pocket expenses and the fees and expenses of counsel for the Underwriters. The Underwriters’ reasonable out-of-pocket expenses and fees and expenses of counsel for the Underwriters shall be paid by the Underwriters except that the Underwriters will be reimbursed by the Company for all of the reasonable fees and expenses incurred by the Underwriters (including the reasonable fees and expenses of their counsel) if the sale of the Offered Shares as contemplated herein is not completed other than by reason of default by any of the Underwriters or if this Agreement is terminated pursuant to Sections 10.1(b) or (d).

Article XIII

Several Obligations

Section 13.1        The Underwriters’ obligations to purchase the Firm Shares at the Closing Time shall be several and not joint and the Underwriters’ respective obligations in this respect shall be in the following percentages of the Firm Shares to be purchased at that time:

Eight Capital	18.75%
RBC Dominion Securities Inc.	18.75%
BMO Nesbitt Burns Inc.	9.0%
National Bank Financial Inc.	9.0%
Canaccord Genuity Corp.	5.0%
CIBC World Markets Inc.	5.0%
Scotia Capital Inc.	5.0%
Credit Suisse Securities (Canada), Inc.	4.0%
iA Private Wealth Inc.	4.0%
TD Securities Inc.	4.0%
Desjardins Securities Inc.	3.0%
Cormark Securities Inc.	2.5%
Haywood Securities Inc.	2.5%
Paradigm Capital Inc.	2.5%
Raymond James Ltd.	2.5%
Stifel Nicolaus Canada Inc.	2.5%
PI Financial Corp.	2.0%
100%

Subject to Section 13.2, no Underwriter shall be obligated to take up and pay for any of the Firm Shares to be purchased by it unless the other Underwriters simultaneously take up and pay for the percentage of Firm Shares set out opposite their name above.

Section 13.2        If any one or more of the Underwriters fails to purchase its or their applicable percentage of the Firm Shares at the Closing Time, and if the aggregate number of Firm Shares not purchased is:

(a)               less than or equal to 10% of the Firm Shares agreed to be purchased by the Underwriters pursuant to this Agreement, then each of the other Underwriters shall be obligated to purchase severally the Firm Shares not taken up, on a pro rata basis or as they may otherwise agree as between themselves; and

(b)               greater than 10% of the Firm Shares agreed to be purchased by the Underwriters pursuant to this Agreement, then the remaining Underwriters shall not be obligated to purchase such Firm Shares, however, the remaining Underwriters shall have the right, exercisable at their option, to purchase on a pro rata basis (or on such other basis as may be agreed to by the remaining Underwriters) all, but not less than all, of the Firm Shares which would otherwise have been purchased by the defaulting Underwriter or Underwriters;

and the remaining Underwriters shall also have the right, by notice in writing to the Company, to postpone the Closing Time for a period not exceeding two business days.

Section 13.3        In the event that the right to purchase under Section 13.2(b) above is not exercised, the Underwriter or Underwriters which are able and willing to purchase shall be relieved of all obligations to the Company on submission to the Company of reasonable evidence of its or their ability and willingness to fulfill its or their obligations hereunder at the Closing Time.

Section 13.4        Nothing in this Article XIII shall obligate the Company to sell to any or all of the Underwriters less than all of the Firm Shares or shall relieve any of the Underwriters in default hereunder from liability to the Company or to any non-defaulting Underwriter in respect of its default hereunder. In the event of a termination by the Company of its obligations under this Agreement, there shall be no further liability on the part of the Company to the Underwriters except in respect of any liability which may have arisen or may thereafter arise under Article XI or Article XII hereof.

Article XIV

Lead Underwriters

Section 14.1        All steps which must or may be taken by the Underwriters in connection with this Agreement but with the exception of the steps contemplated by Article X, Article XI and Article XIII hereof may be taken by the Lead Underwriters on the Underwriters’ behalf, and this Agreement is the Company’s authority for dealing solely with, and accepting notification from, the Lead Underwriters with respect to any such steps on their behalf. Other than as set forth in this Section 14.1, no action by any Underwriter shall be binding on any other Underwriter.

Article XV

Notices

Section 15.1        Any notices or other communication to be given hereunder shall:

(a)               in the case of notice to the Company, be addressed to the attention of the President and Chief Executive Officer, with a copy to the attention of the Corporate Secretary, at the address on page 1 hereof (facsimile: (514) 940-0669) and email: corporatesecretary@osiskogr.com; and

in each case with a copy (which shall not constitute notice) to:

Bennett Jones LLP

3400 One First Canadian Place

100 King Street West

P.O. Box 130

Toronto, Ontario M5X 1A4

Attention: Sander Grieve and Linda Misetich Dann

Facsimile: (416) 863-1716

Email: grieves@bennettjones.com and misetichdannl@bennettjones.com

- and to –

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attention: Adam M. Givertz
Facsimile: (416) 504-0530
Email: agivertz@paulweiss.com

(b)               in the case of notice to the Underwriters, be addressed as to the Lead Underwriters follows:

Eight Capital
100 Adelaide St. West, 29th Floor
Toronto, Ontario
M5H 1S3
Attention: John Sutherland

Email: jsutherland@viiicapital.com

RBC Dominion Securities Inc.
200 Bay Street, 17th Floor
Royal Bank Plaza, South Tower
Toronto, Ontario
M5J 2J5
Attention: Phil Wilkinson
Facsimile: 416-842-8910
Email: phil.wilkinson@rbccm.com

in each case with a copy (which shall not constitute notice) to:

Osler, Hoskin & Harcourt LLP
100 King Street West

1 First Canadian Place

Suite 6200, P.O. Box 50

Toronto, ON M5X 1B8
Attention: James Brown and Jason Comerford

Facsimile: 416.862.6666
Email: jbrown@osler.com and jcomerford@osler.com

- and to -

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
Attention: Ryan Dzierniejko
Email: Ryan.Dzierniejko@skadden.com

Any notice or other communication shall be in writing and, unless delivered personally to a responsible officer of the addressee shall be given by facsimile, and shall be deemed to be given at the time faxed or delivered, if faxed or delivered to the recipient on a business day (in the city in which the addressee is located) and before 5:00 p.m. (local time in the city in which the addressee is located) on such business day, and otherwise shall be deemed to be given at 9:00 a.m. (local time in the city in which the addressee is located) on the next following business day (in the city in which the addressee is located). Any party hereto may change its address for notice by notice to the other parties hereto given in the manner herein provided.

Article XVI

Miscellaneous

Section 16.1        The representations, warranties and covenants contained in this Agreement shall survive the purchase by the Underwriters of the Offered Shares and shall continue in full force and effect unaffected by any subsequent disposition by the Underwriters of the Offered Shares until the later of: (a) the second anniversary of the Closing Date; and (b) the latest date under applicable Securities Laws relevant to a purchaser that a purchaser may be entitled to commence an action with respect to the Offering or the purchase of Offered Shares pursuant to the Offering or exercise a right of rescission, and neither the Underwriters nor the purchasers may be limited or prejudiced by any investigation made by or on behalf of the Underwriters in connection with the Offering; provided that the representations, warranties, obligations and agreements of the Corporation shall survive during the pendency of any action(s) commenced prior to the expiration of such period(s), including all appeals of such action(s), and shall survive and continue in full force and effect unaffected by any subsequent disposition of the Offered Shares by the purchasers or the termination of the Underwriters’ obligations and shall not be limited or prejudiced by any investigation made by or on behalf of the Underwriters in connection with the distribution of the Offered Shares. Without limitation of the foregoing, the provisions contained in this Underwriting Agreement in any way related to the indemnification or the contribution obligations shall survive and continue in full force and effect, indefinitely, subject only to the limitation requirements of applicable law.

Section 16.2        Time shall be of the essence of this Agreement.

Section 16.3        This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original but which together shall constitute one and the same agreement. A signed counterpart of this Agreement provided by way of facsimile or other electronic transmission shall be as binding upon the parties as an originally signed counterpart.

Section 16.4        If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

Section 16.5        The Company acknowledges and agrees that (i) the purchase and sale of the Offered Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that any Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company in connection with this Offering or the process leading thereto.

Section 16.6        This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario. Each of the parties hereto irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of Ontario.

Section 16.7        The terms and conditions of this Agreement supersede any previous oral or written agreement, including the bid letter dated March 17, 2022, between the Underwriters (or any of them) and the Company with respect to the subject matter hereof.

Section 16.8        Each of the parties hereto shall promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other party hereto may reasonably require from time to time for the purposes of giving effect to this Agreement and shall use reasonable commercial efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

Section 16.9        National Bank Financial Inc. or an affiliate thereof, may own or control an equity interest in TMX Group Limited (“TMX Group”) and may have a nominee director serving on the TMX Group’s board of directors. As such, National Bank Financial Inc. may be considered to have an economic interest in the listing of securities on any exchange owned or operated by TMX Group, including the Toronto Stock Exchange, the TSX Venture Exchange and the Alpha Exchange. No person or company is required to obtain products or services from TMX Group or its affiliates as a condition of any such dealer supplying or continuing to supply a product or service.

Section 16.10    Unless otherwise indicated, all references herein to currency shall be to the lawful money of the United States.

Section 16.11    (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any interest and obligation in or under this Agreement, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a Covered Affiliate of any such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this Section:

(i) “Covered Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii) “Covered Entity” means any of the following:

(A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv) “U.S. Special Resolution Regime” means each of (i) the U.S. Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is acceptable to you, please signify such acceptance by executing and returning the enclosed copy of this letter to the Lead Underwriters. Such acceptance will constitute an agreement for the purchase by the Underwriters and sale by the Company of the Common Shares on the terms set out herein. Delivery of a signed counterpart hereof by means of facsimile or electronic mail shall be as effective as delivery of an originally signed counterpart.

[Signature pages follow]

EIGHT CAPITAL

Per: /s/ John Sutherland

RBC DOMINION SECURITIES INC.

Per: /s/ Phil Wilkinson

BMO NESBITT BURNS INC.

Per: /s / Ilan Bahar

NATIONAL BANK FINANCIAL INC.

Per: /s/ Elian Terner

CANACCORD GENUITY CORP.

Per: /s/ Tom Jakubowski

CIBC WORLD MARKETS INC.

Per: /s/ Chris Gratia

SCOTIA CAPITAL INC.

Per: /s/ Matthew Hind

CREDIT SUISSE SECURITIES (CANADA), INC.

Per: /s/ Clark Wang

iA PRIVATE WEALTH INC.

Per: /s/ David Beatty

TD SECURITIES INC.

Per: /s/ Sajid Rizvi

DESJARDINS SECURITIES INC.

Per: /s/ Maciej Pach

CORMARK SECURITIES INC.

Per: /s/ Darren Wallace

HAYWOOD SECURITIES INC.

Per: /s/ Ryan Matthiesen

PARADIGM CAPITAL INC.

Per: /s/ John Booth

2

RAYMOND JAMES LTD.

Per: /s/ Gavin McOuat

STIFEL NICOLAUS CANADA INC.

Per: /s/ Egizio Bianchini

PI FINANCIAL CORP.

Per: /s/ Brad Ralph

3

Accepted and agreed as of the date first written above.

OSISKO GOLD ROYALTIES LTD

Per: /s/ Sandeep Singh

By: Sandeep Singh, President and Chief Executive Officer

4

Schedule 1

Company ROYALTIES

Producing assets

Asset	Interest	Commodities	Jurisdiction
North America
Canadian Malartic	5% NSR royalty	Au, Ag	Canada
Eagle Gold	5% NSR royalty	Au	Canada
Éléonore	2.2-3.5% NSR royalty	Au	Canada
Seabee	3% NSR royalty	Au	Canada
Gibraltar	75% stream	Ag	Canada
Island Gold	1.38-3% NSR royalty	Au	Canada
Pan	4% NSR royalty	Au	USA
Lamaque	1% NSR royalty	Au	Canada
Bald Mtn. Alligator Ridge / Duke & Trapper	1% / 4% GSR(1) royalty	Au	USA
Parral(2)	2.4% stream	Au, Ag	Mexico
Santana	3% NSR royalty	Au	Mexico
Ermitaño	2% NSR	Au, Ag	Mexico
Renard(3)	9.6% stream	Diamonds	Canada

5

Outside of North America
Mantos Blancos	100% stream	Ag	Chile
Sasa	100% stream	Ag	Macedonia
Kwale	1.5% GRR(4)	Rutile, Ilmenite, Zircon	Kenya
Matilda	1.65% stream	Au	Australia
Fruta del Norte	0.1% NSR royalty	Au	Ecuador
Brauna	1% GRR	Diamonds	Brazil

Key development / exploration and evaluation assets(6)

Asset	Interest	Commodities	Jurisdiction
Akasaba West	2.5% NSR royalty	Au	Canada
Altar	1% NSR royalty	Cu, Au	Argentina
Arctic	1% NSR royalty	Cu	USA
Amulsar(5)	4.22% Au / 62.5% Ag stream	Au, Ag	Armenia
Amulsar	81.9% offtake	Au	Armenia

6

Back Forty	18.5% Au / 85% Ag streams	Au, Ag	USA
Canadian Malartic Underground	3.0-5.0% NSR royalty	Au	Canada
Cariboo(6)	5% NSR royalty	Au	Canada
Casino	2.75% NSR royalty	Au, Ag, Cu	Canada
Cerro del Gallo	3% NSR royalty	Au, Ag, Cu	Mexico
Copperwood/White Pine(7)	3% NSR royalty	Ag, Cu	USA
Copperwood/White Pine(7)	3/26th NSR royalty	Ag	USA
Dolphin Tungsten	1.5% Gross Revenue Royalty	Tungsten (W)	Australia
Hammond Reef	2% NSR royalty	Au	Canada
Hermosa	1% NSR royalty	Zn, Mn, Pb, Ag	USA
Horne 5	90%-100% stream	Ag	Canada
Liontown	0.8% NSR	Au, Ag, Zn, Cu	Australia
Magino	3% NSR royalty	Au	Canada
Ollachea	1% NSR royalty	Au	Peru
San Antonio(6)	15% Au stream	Au, Ag	Mexico
Spring Valley(8)	2.5-3% NSR royalty	Au	USA
Tocantinzinho(9)	1.75% NSR royalty	Au	Brazil
Upper Beaver	2% NSR royalty	Au, Cu	Canada

7

West Kenya	2% NSR royalty	Au	Kenya
Wharekirauponga (WKP)	2% NSR royalty	Au	New Zealand
Windfall	2.0-3.0% NSR royalty	Au	Canada
(1)	Gross smelter return (“GSR”).

(2)	Effective April 29, 2021, the Parral offtake was converted into a 2.4% gold and silver stream.

(3)	Osisko became a 35.1% shareholder of the private entity holding the Renard mine on November 1, 2019.

(4)	Gross revenue royalty (“GRR”).

(5)	As at December 31, 2019, Lydian International Limited, the owner of the Amulsar project, was granted protection under the Companies’ Creditors Arrangement Act. In July 2020, a credit bid was completed and Osisko became a 35.6% shareholder of Lydian Canada Ventures Corporation, which is a private entity now holding the Amulsar project in Armenia.

(6)	The 5% NSR on the Cariboo gold project and the 15% gold and silver stream on the San Antonio gold project held by Osisko are cancelled on the consolidation of Osisko Development by Osisko. As a result, they are not included in the total number of assets.

(7)	3.0% NSR royalty on the Copperwood project. Upon closing of the acquisition of the White Pine project, Highland Copper Company will grant Osisko a 1.5% NSR royalty on all metals produced from the White Pine project, and Osisko’s royalty on Copperwood will be reduced to 1.5%. Osisko also exercised in June 2021 a portion of its option and acquired a 3/26th NSR royalty on the silver production from Copperwood and White Pine (the remaining option can be exercised by Osisko for US$23.0 million).

(8)	The 3% NSR royalty is on the core area: a separate 1% is applicable on the periphery of the property.

(9)	The current effective NSR royalty is 1.75%. However, the operator has a buy-down option to reduce the royalty by 1% to 0.75% at the time of project construction.

8

ANNEX A

Opinions of Bennett Jones LLP

1.	The Company was amalgamated and is existing under the Business Corporations Act (Québec) and has the corporate capacity and power to own and lease its properties and assets and to conduct its business as contemplated in the Final Prospectuses.

2.	The number of authorized and issued Common Shares as of [●], 2022 is [●].

3.	The Company has the corporate power to enter into and deliver the Underwriting Agreement and to perform its obligations thereunder and to carry out the transactions contemplated thereby, and the Underwriting Agreement and the issuance and delivery of the Offered Shares have been duly authorized, and the Underwriting Agreement has been duly executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

4.	The attributes of the Common Shares of the Company conform in all material respects with the description thereof in the Final Prospectuses.

5.	The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement will not contravene any provisions of (i) the articles of incorporation or by-laws of the Company or (ii) any laws of Canada or the Province of Québec applicable therein.

6.	The Canadian Malartic Royalty is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

7.	No consent, approval or authorization or order of or registration, qualification, recording or filing with any governmental body or agency is required for (i) the execution, delivery and performance by the Company of the Underwriting Agreement or the consummation by the Company of the transactions contemplated therein, and (ii) the issuance and delivery to the Underwriters of the Offered Shares pursuant to the Underwriting Agreement, except such as may have been made or obtained.

8.	The Company has taken all necessary corporate action to authorize the issuance of the Firm Shares and the Option Shares and that upon issuance such shares will be fully paid and non-assessable Common Shares.

9.	The Company is a “reporting issuer”, or its equivalent, in each of the Provinces and it is not listed as in default of any requirement of the securities laws in any of the Provinces in those jurisdictions where such lists are maintained.

10.	All necessary documents have been filed, all necessary proceedings have been taken and all legal requirements have been fulfilled as required under the laws of each of the Provinces in order to qualify the distribution of the Offered Shares to the public in each of such Provinces by or through investment dealers and brokers duly registered under Canadian Securities Laws of such Provinces who have complied with the relevant provisions of such laws.

11.	The Offering Documents having been duly authorized and executed by the Company.

12.	AST Trust Company of Canada has been appointed as the transfer agent and registrar for the Common Shares;

13.	Subject to the limitations, assumptions and qualifications stated or referred to therein the statements in the Canadian Final Prospectus under the caption “Certain Canadian Federal Income Tax Considerations” in so far as they purport to describe the provisions of the laws referred to therein, are fair and accurate summaries of the matters discussed therein.

14.	The Offered Shares are eligible for investment as set forth under the caption “Eligibility for Investment” in the Canadian Final Prospectus, subject to the limitations, assumptions and qualifications stated or referred to therein, as if the reference therein to the date of the prospectus read “as of the Closing Date”.

15.	The Company is in compliance with all of the laws of the Province of Québec relating to the use of the French language in connection with the Offering Documents delivered to purchasers of the Offered Shares in the province of Québec.

16.	The Offered Shares have been conditionally approved for listing by the TSX, subject to the fulfillment of the requirements of such exchange on or before ●, 2022.

2

ANNEX B

Opinions and Negative Assurance Letter of Paul, Weiss, Rifkind, Wharton & Garrison LLP

1.       The statements in the U.S. Prospectus under the heading “Certain United States Federal Income Tax Considerations,” to the extent that they constitute summaries of United States federal law or regulation or legal conclusions, have been reviewed by us and fairly summarize the matters described under that heading in all material respects.

2.       The Registration Statement and the U.S. Prospectus, as of their respective effective or issue times, appear on their face to be appropriately responsive in all material respects to the requirements of the U.S. Securities Act and the rules and regulations of the SEC under the U.S. Securities Act, except for the financial statements, financial statement schedules and other financial data included or incorporated by reference in or omitted from either of them, as to which we express no opinion. The Form F-X, as of its date, appears on its face to be appropriately responsive in all material respects to the requirements of the Act. We have assumed, for purposes of this paragraph, (i) the compliance of the Canadian Prospectus with the requirements of Québec securities laws, as interpreted and applied by the Autorité des marchés financiers, and (ii) that the exhibits to the Registration Statement and the documents incorporated by reference in the U.S. Prospectus include all reports or information that in accordance with the requirements of Québec securities laws, as interpreted and applied by the Autorité des marchés financiers, must be made publicly available in connection with the offering of the Shares. We understand that such matters are covered in the opinion of Bennett Jones LLP furnished to you today.

3.       No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made, is required by the Company under any of those laws, rules and regulations of the United States of America and the State of New York (“Applicable Law”), in each case which in our experience are normally applicable to the transactions of the type contemplated by the Underwriting Agreement, for the execution and delivery by the Company of the Underwriting Agreement and the performance by the Company of its obligations thereunder. For purposes of this letter, the term “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the United States of America. For purposes of this letter, the term “Applicable Law” does not include state securities laws, anti-fraud laws, or any law, rule or regulation that is applicable to the Company, the Offered Shares, the Underwriting Agreement or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any party to the Underwriting Agreement or any of its affiliates due to the specific assets or business of such party or such affiliate.

4.       The Company is not and, after giving effect to the offering and sale of the Offered Shares and the application of their proceeds as described in the U.S. Prospectus under the heading “Use of Proceeds,” will not be required to be registered as an investment company under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

In rendering such opinions, such counsel may include customary assumptions and qualifications and may rely upon oral and written statements of officers and representatives of the Company, the factual matters contained in the representations and warranties made in the Underwriting Agreement and upon certificates of public officials and officers of the Company.

Such counsel will state in a separate letter that they have participated in conferences and telephone conversations with the Underwriters’ representatives, including the Underwriters’ United States and Canadian counsel, officers and other representatives of the Company and the independent registered public accountants for the Company during which conferences and conversations the contents of the Registration Statement and the U.S. Prospectus and related matters were discussed. Based upon such participation (and relying as to factual matters on officers, employees and other representatives of the Company), our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we hereby advise you that our work in connection with this matter did not disclose any information that caused us to believe that (i) at the time it became effective, the Registration Statement (except for the financial statements and other financial, accounting or statistical data and mineral reserve and mineral resource estimates included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference, in each case, as to which we express no such belief), included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) at the time the U.S. Prospectus was issued, or at the Closing Time, the U.S. Prospectus (except for the financial statements and other financial, accounting or statistical data and mineral reserve and mineral resource estimates included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference, in each case, as to which we express no such belief) included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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ANNEX D

Free Writing Prospectuses

None.